As Filed with Securities and Exchange Commission on June 10, 2010

Registration No. 333-166337

SECURITIES AND EXCHANGE COMMISSION

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FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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SAN WEST, INC.

(formerly Human BioSystems)

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of Incorporation or organization)	8731 (Primary Standard Industrial Classification Code Number)	77-0481056 (I.R.S. Employer Identification No.)

10350 Mission Gorge Road Santee, California 92071 (619) 258-8770 (Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)	Mr. Frank J. Drechsler Chief Executive Officer San West, Inc. 10350 Mission Gorge Road Santee, California 92071 (619) 258-8770 (Name, Address and Telephone Number of Agent for Service)

With a Copy to:
Norman T. Reynolds, Esq.

Norman T. Reynolds Law Firm

3262 Westheimer Road, Suite 234

Houston, Texas 77098

Telephone No.: (713) 503-9411

Telecopier No.: (713) 621-0230

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the                 same offering.   [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [    ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule                 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer (Do not check if a smaller reporting company) [ ]	Smaller reporting company [ X ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common stock	12,686,290	$0.03128	$396,827	$28.31
Total Registration Fee				$28.31

(1)

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)

Based on Rule 457 under the Securities Act. The filing fee has already been paid.

(3)

This amount represents the maximum aggregate value of common stock which may be put to the selling stockholder by the registrant pursuant to the terms and conditions of an Investment Agreement between the selling stockholder and the registrant.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, June 10, 2010.

SAN WEST, INC.

12,686,290 Shares of Common Stock

This prospectus relates to the resale of up to 10,593,145 shares of the common stock of San West, Inc., a California corporation, by Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership (“Dutchess”), a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”), also referred to as an Equity Line of Credit, that we have entered into with Dutchess.  The Investment Agreement permits us to “put” up to $10 million in shares of our common stock to Dutchess. In addition, we are registering the resale by Dutchess of an additional 2,093,145 shares of our common stock issued as a Commitment Fee in connection with the Investment Agreement.  We will not receive any proceeds from the sale of these shares of common stock offered by Dutchess.  However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right described in the Investment Agreement.  We will bear all costs associated with this registration.

Dutchess is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line of Credit.  Dutchess will pay us 92 percent of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement.

Our shares of common stock are traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “SNWT.OB.”  On June 9, 2010 the closing sale price of our common stock was $0.034 per share.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 4.

The information in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  No one may sell these securities nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer, solicitation or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _______June, 2010.

PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus.  You should read the entire prospectus carefully.  In this prospectus, “San West, Inc.,” the “Company,” “Human BioSystems,” “we,” “us” and “our” refer to San West, Inc., a California corporation.

All trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

The Company

San West, Inc. is a California corporation engaged in business of design, manufacturing, selling and repairing off-road buggies.  Additionally, we provide after market performance products and accessories for buggies.  Our products are sold both at our store and online while our buggy repair services are sold and fulfilled at our store.  Our goal is to address the growing demand for off-road vehicles while offering our customers the highest quality products at the most affordable and competitive prices, following up with customer care and support services.

On April 3, 2009 (the “Effective Date”), Human BioSystems, a California corporation (“Human BioSystems”), Human BioSystems Acquisition Company, a Nevada corporation (the “Subsidiary”), and San West, Inc., a Nevada corporation (“San West”) entered into a Plan and Agreement of Triangular Merger (the “Plan of Merger”).  On June 5, 2009, in accordance with the Plan of Merger, San West became a wholly-owned subsidiary of Human BioSystems through a merger with the Subsidiary, and the San West Stockholders received 3.16 shares of the Human BioSystems common stock for each issued and outstanding share of San West common stock.  As a result, at the Effective Date, in exchange for 100 percent of the outstanding capital stock of San West, the San West Stockholders received 65,396,320 shares of the Human BioSystems common stock, which represents approximately 72.26 percent of the Human BioSystems common stock following the Merger.  See “Business.”

We changed our name from Human BioSystems to San West, Inc. on July 31, 2009.  Since our acquisition of Buggy World, Inc. in August 2008, San West has also done business under the name of “Buggy World.”  See “Business.”

Our principal executive offices are located at 10350 Mission Gorge Road, Santee, California 92071, telephone (619) 258-8770, and telecopier (619) 449-9064.  Our email address is frank@buggyworld.net.  The San West website is located at www.buggyworld.net.  The information contained in our website shall not constitute part of this prospectus.

Gemini Master Fund, Ltd. Financing

On February 4, 2010, we issued to Gemini Master Fund, Ltd. our convertible note in the original principal amount of $150,000 and having e maturity date of February 1, 2011.

Interest on the note shall accrue daily on the outstanding principal amount of the note at a rate per annum equal to 10%.

At any time after its issuance, until the note is no longer outstanding, the note shall be convertible, in whole or in part, into shares of our common stock at the option of Gemini, at any time and from time to time (subject to the conversion limitations set forth in the note).

The conversion price shall be equal to lesser of (i) $0.04 and (ii) 80 percent of the lowest closing bid price of our common stock during the 10 trading days immediately preceding the applicable conversion date.

As permitted by the note, San West shall not effect any conversion of the note, and Gemini shall not have the right to convert any portion of the note (or otherwise acquire our shares with respect to the note), to the extent that after giving effect to the issuance of our common stock upon such conversion (or other issuance), Gemini would beneficially own in excess of 4.9 percent shares of the our common stock outstanding immediately after giving effect to the issuance of shares of our common stock upon such conversion.

As specified in the not by written notice to San West, Gemini may at any time and from time to time increase or decrease the maximum number of shares of our common stock.

The note further provides for anti-dilution adjustments in favor of Gemini, in the event we offer additional shares of our common stock.

A copy of the Securities Purchase Agreement was filed as an exhibit to a Form 8-K we filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2010.

None of the shares of our common stock which may be issued to Gemini upon conversion of the note are covered by this prospectus.

The Offering

This prospectus relates to the resale of up to 10,593,145 shares of our common stock by Dutchess.  Dutchess will obtain our common stock pursuant to an Investment Agreement, effective December 18, 2009, entered into by Dutchess and San West.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we have assumed that we will issue not more than 10,593,145 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more or less than 10,593,145, depending on the trading price of our common stock.  We currently do not intend to exercise the put right in a manner which would result in our issuance of more than 10,593,145 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the SEC and that registration statement would have to be declared effective prior to the issuance of any additional shares.

Notwithstanding anything to the contrary in the Investment Agreement, in no event shall Dutchess be entitled to purchase that number of shares our common stock, which when added to the sum of the number of shares of our common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as amended), by Dutchess, would exceed 4.99 percent of the number of shares of our common stock outstanding on the a Closing Date under the Investment Agreement, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

The Investment Agreement with Dutchess provides that following notice to Dutchess, we may put to Dutchess up to $10,000,000 in shares of our common stock for a purchase price equal to 92 percent of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement.  The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either:

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200 percent of the average daily volume (U.S. market only) of our common stock for the three Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three daily closing prices immediately preceding the Put Date; or

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$100,000.

Dutchess has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio.  This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions.  The obligations of Dutchess under the Investment Agreement are not transferable and this registration statement does not cover sales of our common stock by transferees of Dutchess.

Dutchess will only purchase shares when we meet the following conditions:

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A registration statement shall have been declared effective and shall remain effective and available for the resale of all the registrable securities (as defined in the Registration Rights Agreement to be executed in connection with the Investment Agreement) at all times until the Closing with respect to the subject Put Notice;

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At all times during the period beginning on the related Put Notice Date and ending on and including the related Closing Date, our common stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two consecutive Trading Days during the Open Period and we shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of our common stock;

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We have complied with our obligations and are otherwise not in breach of or in default under, the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith which has not been cured prior to delivery of Dutchess’ Put Notice Date;

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No injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

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The issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

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If any of the events described above occurs during a Pricing Period, then Dutchess shall have no obligation to purchase the Put Amount of our common stock set forth in the applicable Put Notice.

The Investment Agreement will terminate when any of the following events occur:

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When Dutchess has purchased an aggregate of $10,000,000 of our common stock pursuant to the Investment Agreement; or,

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On the date which is 36 months after the Effective Date of the Investment Agreement; or,

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Upon written notice of San West to Dutchess.  Any and all shares, or penalties, if any, due under the Investment Agreement shall be immediately payable and due upon termination of the agreement.

As we draw down on the Equity Line of Credit, shares of our common stock will be sold into the market by Dutchess.  The sale of these additional shares could cause our stock price to decline.  In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price.  You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Line of Credit.  If our stock price declines, we will be required to issue a greater number of shares under the Equity Line of Credit.  We have no obligation to utilize the full amount available under the Equity Line of Credit.

In addition to the shares to be issued pursuant to the Equity Line of Credit, we have issued to Dutchess $400,000 worth of our common stock, or 2,093,145 shares as a Commitment Fee.  The amount of shares issued was determined by dividing the amount of the Commitment Fee by the lowest closing Best Bid price of our common stock for the 10 Trading Days immediately preceding December 18, 2009, the date of the Investment Agreement.  Such shares are covered by the Registration Rights Agreement executed in connection with the Investment Agreement, and are included in the registration statement with respect to this prospectus.

Common stock offered	Up to 12,686,290 shares of common stock, no par value, to be offered for resale by Dutchess.
Common stock to be outstanding after this offering	166,932,880 shares, excluding an aggregate of 50,000,000 shares reserved for issuance upon the exercise of outstanding stock options and warrants.
Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by Dutchess. However, we will receive proceeds from the Equity Line of Credit. See “Use of Proceeds.”
OTC Bulletin Board symbol	SNWT.OB.
Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Intentionally Left Blank.

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.  Any references to San West, Inc. include Human BioSystems, unless the context requires otherwise.

Risks Relating to Our Business

We are a development stage company with limited operating history which may not serve as an adequate basis to judge our future prospects and results of operations.

San West, Inc. was incorporated in Nevada in July 2001.  We have a brief operating history.  Until the third quarter of 2006, we had minimal operations.  We will encounter difficulties as an early stage company in the highly competitive market for online sales.  We could incur net losses in the foreseeable future if we are unable to anticipate market trends and match our product offerings to consumer buying patterns.  We do not offer a set line of products for sale in our online store, but constantly evaluate market trends and try to adjust our product offerings to meet consumer wants.  Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our products.  To implement our business plan, we will be required to obtain additional financing.  We have not yet located additional financing.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies.  We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future.  It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

We are a development stage company and have limited operating history upon which you can evaluate our business and prospects.  We have yet to develop sufficient experience regarding actual revenues to be received from our proposed products.  You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets.  If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets.  The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our auditors have stated we may not be able to stay in business.

Our auditors have issued a going concern opinion, which means that there is doubt that we can continue as an ongoing business for the next 12 months.  Unless we can raise additional capital, we may not be able to achieve our objectives and may have to suspend or cease operations.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves identifying popular products that lend themselves for sale in our brick and mortar and our online stores, anticipating consumer trends in selecting products to sell from our online store, and developing our brand image with our target market.  Our ability to implement this business strategy is dependent on our ability to:

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Predict consumer buying habits;

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Identify and engage suppliers who will directly ship products;

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Maintain our online store;

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Establish brand recognition and customer loyalty; and

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Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful.  In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions and consumer discretionary spending habits.  Our growth is largely dependent on our ability to successfully implement our business strategy.  Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

Our business is subject to the influence of the manufacturers of karts and buggies and the other power sports equipment we sell.

Our dealership and future anticipated dealerships operate pursuant to dealership agreements between each applicable manufacturer (or authorized distributor thereof) and the subsidiaries of the company that operate such dealerships, and we are dependent to a significant extent on our relationship with such manufacturers.  Manufacturers exercise a great degree of control over dealerships, and the dealership agreements provide for termination or non-renewal for a variety of causes.  Actions taken by manufacturers to exploit their superior bargaining position could have a material adverse effect on our business.

We are dependent on the manufacturers of the products we sell.

The success of each of our dealerships is, in large part, dependent upon the overall success of the applicable manufacturers of our motorcycles and other power sports products.  Accordingly, our success is lined to the financial condition, management, marketing, production and distribution capabilities of these manufacturers.  Events, such as labor strikes, that may adversely affect a manufacturer, may also adversely affect our business.  Similarly, the delivery of products from manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods.  Furthermore, any event that causes adverse publicity involving these manufacturers may have an adverse affect on our business regardless of whether such event directly involves any of our dealerships.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote the product offerings in our online store, our business could suffer.

Since our online store has been operated only since 2006, we currently do not have strong brand identity or brand loyalty.  We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our online store and developing additional relationships with suppliers and securing contracts with to directly ship our products.  In order to attract customers to our online store and respond to competitive pressures, we may be forced to spend substantial funds to create and maintain brand recognition among consumers and suppliers.  We believe that advertising rates and the cost of our advertising campaigns in particular, could increase substantially in the future.  If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our online store will also depend on our success in consistently providing high-quality products to our customers.  Since we rely on suppliers to directly ship products purchased to our customers, if our suppliers do not ship quickly, or if our consumers do not perceive the products we offer as superior, the value of the our San West brand could be harmed.  Any brand impairment or dilution could decrease the attractiveness of San West to one or more of these groups, which could harm our business, results of operations and financial condition.

Product liability or other claims could harm our business and ability to operate profitably.

As resellers of products sold to the general public, we face the risk of product liability claims and unfavorable publicity if the use of our products causes injury or has other adverse effects.  We do not currently have product liability insurance; and coverage that we might have may be inadequate to cover all potential product claims.  In addition, in the event that we are able to obtain such insurance, we may not be able to maintain this insurance indefinitely or be able to avoid product liability exposure.

Our product offerings may not be accepted.

We constantly seek to modify our product offerings to match consumer buying trends.  As is typically the case evolving product offerings, anticipate of demand and market acceptance are subject to a high level of uncertainty.  The success of our product offerings primarily depends on the interest of consumers in purchasing our particular assortment of products, as to which we cannot assure you.  In general, achieving market acceptance for our products will require substantial marketing efforts and the expenditure of significant funds, the availability of which we cannot assure you, to create awareness and demand among consumers.

We have limited marketing experience, and have extremely limited financial, personnel and other resources to undertake extensive marketing activities.  Accordingly, no assurance can be given as to the acceptance of any of our products or our ability to generate the revenues necessary to remain in business.

We depend on third parties for supplying our products and shipping them directly to consumers.

We do not own or operate any manufacturing or storage facilities and we are currently dependent on third-party suppliers in other locations, including overseas.  Therefore, we are, and in the future will continue to be, dependent upon our suppliers to ship on a timely basis the products ordered by consumers from our online store.  We also rely on our suppliers to comply with any applicable safety standards and state and local regulatory requirements, if any, at competitive prices.

Should our current suppliers be unable or unwilling in the future to meet our needs for any reason, we would have to find replacement product suppliers, and we cannot assure you that we would be able to do so, in default of which we would lose sales and marketing credibility as well as our ability to generate revenues.

Although we may own various intellectual property rights related to our online store, these rights may not provide us with any competitive advantage.

We use the brand name San West Inc. in our online stores.  We do not own or license rights to the products we sell from our online store.  It is possible that our brand name will infringe on the intellectual property rights of others, and that our assertions of intellectual property rights may not be enforceable or provide protection against competitive products or otherwise be commercially valuable.  Moreover, enforcement of intellectual property rights typically requires time consuming and costly litigation.  There is the possibility that others will independently develop substantially similar products.

Our inability to obtain sufficient financing will harm our development and growth strategy.

We will require substantial amounts of working capital to fund our business.  We currently anticipate that our available funds will be sufficient to meet our anticipated needs for working capital and capital expenditures through the next 12 months.  Our anticipation of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this prospectus.  We are uncertain that additional financing will be available to us on favorable terms when required, or at all.  If we are unable to obtain sufficient additional capital when needed, we could be forced to alter our business strategy, delay or abandon some of our development plans.  Any of these events would harm our business, financial condition and results of operation.  In addition, if we raise additional funds through the issuance of equity, equity-linked or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution.

Risks associated with our ability to manage expansion as a result of acquisitions.

The growth of our business depends in large part on our ability to manage expansion, control costs in our operations and consolidate dealership acquisitions into existing operations.  This strategy will entail reviewing and potentially reorganizing acquired dealership operations, corporate infrastructure and system and financial controls.  Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Risks associated with our inability to identify suitable acquisition candidates.

We may be unable to identify acquisition candidates that would result in the most successful combinations or be unable to consummate acquisitions on acceptable terms.  The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage acquired companies and general economic and business conditions.

We may be unable to obtain financing for the acquisitions that are available to us.

We are currently attempting to obtain financing for acquisition opportunities through equity investments which will result in material dilution to our existing stockholders.  We may be unable to obtain adequate financing for any acquisition, or that, if available, such financing will be on favorable terms.

The power sports industry is subject to cyclical movements in the economy.

Sales of power sports products, historically have been cyclical, fluctuating with general economic cycles.  During economic downturns, this industry tends to experience similar periods of decline and recession in the same manner as the general economy.  We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates and credit availability.  We believe that the downturn within the industry in 2007 and to date is attributable to the following factors:

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Higher interest rates and decreased access to credit, as consumers face more stringent requirements in order to obtain financing for purchases;

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Rising food and energy costs, leaving consumers with less of their income for discretionary spending; and

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Overall fears of unemployment.

There can be no assurance that the industry will not experience sustained periods of declining sales in the future, and that such decline in sales would not continue to have a material adverse effect on our operations.

We are dependent on foreign manufacturers, particularly from China, for our products.

A significant portion of the products sold by us, as well as the components and accessories for these products are of foreign origin, primarily from China.  Accordingly, we are subject to the import and export restrictions of various jurisdictions and are dependent to some extent on general economic conditions and political relations with these foreign countries, particularly China.  In the event of a severe downturn in the Chinese economy or problems in political or economic relations between the U.S. and China, such as, for example, disputes relating to import duties, subsidies, etc., our business could be materially adversely affected.

Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our lack of operating history, it is difficult to accurately forecast our revenue and we have little historical financial data upon which to base planned operating expenses.  We base our current and future expense levels on our operating plans and estimates of future expenses.  Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services.  Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands based on seasonal fluctuations and consumer trends, the degree of utilization of our advertising services as well as the mix of products and services sold.  As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall.  This inability could cause our net losses in a given quarter to be greater than expected.

We may encounter substantial competition in our business and failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve their products and introduce new products with competitive price and performance characteristics.  We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets.  Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.  Important factors affecting our ability to compete successfully include:

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Sales and marketing promotions;

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Rapid and effective development of new, unique products;

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Branded name advertising; and

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Pricing.

In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share.  Sales and overall profitability could be reduced in either case.  In addition, competitors may enter our existing markets, or we will be unable to compete successfully against existing or new competition.

We rely on the services of certain key personnel.

Our business relies on the efforts and talents of our chief executive officer and our chief financial officer, Frank Drechsler. The loss of his services could adversely affect the operations of our business, and could have a very negative impact on our ability to fulfill on our business plan.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected.  Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future.  Such failure could materially and adversely affect our future growth and financial condition.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly held company.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do carry limited directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to continue or provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with limited operating history and resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

Our future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

We cannot forecast with any degree of certainty whether any of our proposed products will ever generate revenue or the amount of revenue to be generated by any of our proposed products.  In addition, we cannot predict the consistency of our quarterly operating results.  Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

•

Our ability to attract new and repeat customers;

•

Our ability to keep current with the evolving requirements of our target market;

•

The ability of our competitors to offer new or enhanced products; and

•

Unanticipated delays or cost increases with respect to research and development.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.  Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

Legislative actions and potential new accounting pronouncements are likely to impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings, which will have an impact on our future financial position and results of operations.  The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives will increase our general and administrative costs as we will have to incur increased legal and accounting fees to comply with such rule changes.  Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense.  These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United States, and adversely affect our operating results.

Acts of terrorism, responses to acts of terrorism and acts of war may impact our business and our ability to raise capital.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities imports from foreign countries, such as China.  In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict.  We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

Risk Factors Related the Equity Line of Credit and Our Common Stock

We are registering an aggregate of 10,593,145 shares of common stock to be issued under the Equity Line of Creditb and an additional 2,093,145 shares issued as a Commitment Fee in connection with the Equity Line of Credit.  The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 12,686,290 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line of Credit and the Commitment Fee in connection with the Equity Line of Credit.  The sale of these shares into the public market by Dutchess could depress the market price of our common stock. As of June 9, 2010 there were 154,246,540 shares of our common stock issued and outstanding.

Assuming we utilize the maximum amount available under the Equity Line of Credit, existing stockholders could experience substantial dilution upon the issuance of common stock.

Our Equity Line of Credit with Dutchess contemplates the potential future issuance and sale of up to $10,000,000 of our common stock to Dutchess subject to certain restrictions and obligations.  The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Line of Credit.  These examples assume issuances at a market price of $0.03128 per share and at 10 percent, 25 percent and 50 percent below $0.03128 per share.

The following table should be read in conjunction with the footnotes immediately following the table.

Percent Below Current Market Price	Price Per Share (1)	Number Of Shares Issuable (2)	Shares Outstanding (3)	Percent Of Outstanding Shares (4)
5%	$0.0376	266,084,826	420,331,368	63%
10%	$0.0356	280,867,318	435,113,858	65%
25%	$0.0297	337,040,782	491,287,322	69%
50%	$0.0198	505,561,173	659,807,713	77%

(1)

Represents purchase prices equal to 92 percent of the June 9, 2010 closing price of $0.034, or $0.03128 and potential reductions thereof of 5 percent , 10 percent, 25 percent and 50 percent.

(2)

Represents the number of shares issuable if the entire remaining commitment of $10,000,000 under the Equity Line of Credit were drawn down at the indicated purchase prices.

(3)

Based on 154,246,540 shares of common stock outstanding as of the date of this prospectus.

(4)

Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling stockholder may own at any point in time or other restrictions on the number of shares we may issue.

We May Not Have Access to the Full Amount under the Equity Line.

During the twelve months ended December 31, 2009, the average market price of our common stock was $0.09, after allowing for the one for 80 reverse split of our common stock which occurred on March 4, 2009, and the five for one forward split of our common stock which occurred on November 2, 2009.  There is no assurance that the market price of our common stock will increase substantially in the near future.  The entire remaining commitment under the Equity Line of Credit is $10,000,000.  Presuming we will maintain the market price of our common stock at $0.034, we need to issue 309,099,950 shares of common stock to Dutchess in order to have access to the full remaining amount under the Equity Line of Credit.  We are authorized to issue 300,000,000 shares of common stock and have 154,246,540 shares issued as of the date of this prospectus.

Dutchess will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at a five percent discount to the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to the Investment Agreement.  Dutchess has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Dutchess sells the shares, the price of our common stock could decrease.  If our stock price decreases, Dutchess may have a further incentive to sell the shares of our common stock that it holds.  These sales may have a further impact on our stock price.

There may not be sufficient trading volume in our common stock to permit us to generate adequate funds from the exercise of our put.

The Investment Agreement provides that the dollar value that we will be permitted to put to Dutchess will be either:

•

200 percent of the average daily volume (U.S. market only) of our common stock for the three Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three daily closing prices immediately preceding the Put Date; or

•

$100,000.

If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to exercise a put for $100,000, which may not provide adequate funding for our planned operations.

The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In fact, during the period from January 1, 2009 until March 31, 2010, the high and low sale prices of a share of our common stock were $0.01 and $0.09, respectively, after allowing for the one for 80 reverse split of our common stock which occurred on March 4, 2009, and the five for one forward split of our common stock which occurred on November 2, 2009.  The volatility in our share price is attributable to a number of factors.  First, as noted above, the shares of our common stock are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our products and services.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that current trading levels will continue.

Shares of our common stock which may be issued upon the conversion of the Gemini Master Fund, Ltd. may dilute the ownership interests of our stockholders.

If Gemini Master Fund, Ltd. elects to convert our $150,000 convertible note into shares our common stock, our current stockholders would be subject to dilution of their interests. Pursuant to the terms of the note, Gemini has agreed that it will not convert the note into more than 4.9 percent of our outstanding shares. Gemini, as of June 9, 2010, may elect to convert the note into 5,859,375 shares, which number equals 3.66 percent of our current outstanding shares. However, if Gemini so elects, it may waive its self-imposed limitation and convert the note into a number so that its total ownership our common stock would exceed 4.9 percent . For example, Gemini currently owns 5,533,162 shares of our common stock. If Gemini elected to convert the entire $150,000 principal balance of the note into our shares on June 9, 2010 , Gemini would own 11,392,537 shares of our common stock or 6.88 percent of our outstanding shares.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

The sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.  A number of our employees and consultants have elected to convert a portion of their compensation to shares of our common stock, and these shares have been registered for resale to the public.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board may deem relevant at that time.  We have issued shares of our common stock in payment for services in the past.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its price of $0.034 per share on June 9, 2010 , or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The former San West Stockholders before the Merger currently own in excess of 48.3 percent of our voting stock, in the aggregate, and, as a result, will have significant influence over stockholder decisions.

The former San West Stockholders before the Merger presently control the right to vote in excess of 48.3 percent of all of our issued and outstanding common stock.  As a result of such ownership concentration, the stockholders will have significant influence over the management and affairs of our business, and will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of our business.  This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

The elimination of monetary liability against our directors under our articles of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions that eliminate the liability of our directors for monetary damages to San West and our stockholders.  Our bylaws also require us to indemnify our officers and directors.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in San West incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage San West from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit us and our stockholders.

Anti-takeover provisions may impede the acquisition of San West.

Certain provisions of the California Corporations Code have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.  These provisions are intended to encourage any person interested in acquiring San West to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction.  As a result, certain of these provisions may discourage a future acquisition of San West, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject San West to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We may need to secure adequate funding.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our proposed products and our business will most likely fail.  We do not have commitments for additional financing, other than the Investment Agreement with Dutchess.  To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

An active trading market in our shares may not be sustained.

Although our shares of common stock are quoted for sale on the OTC Bulletin Board, currently there is only a limited trading market in our shares.  An active trading market in our shares may not be sustained.  Factors such as those discussed in this “Risk Factors” section may have a significant impact upon the market price of the securities to be distributed by us.  Many brokerage firms may not be willing to participate in transactions in a security if a low price develops in the trading of the security.  Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of our securities as collateral for any loans.

If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which make transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•

That a broker or dealer approve a person’s account for transactions in penny stocks; and

•

That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

Sets forth the basis on which the broker or dealer made the suitability determination; and

•

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.  We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock.

We may require additional financing to fund future operations, including expansion in current and new markets, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies.  We may not be able to obtain financing on favorable terms, if at all.  If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock.  If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets.  The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to San West and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate under the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of San West, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•

Whether or not markets for our proposed products develop and, if they do develop, the pace at which they develop;

•

Our ability to attract and retain qualified personnel to implement our growth strategies;

•

Our ability to fund our financing needs;

•

Competitive factors;

•

General economic conditions;

•

Changes in our business plan and corporate strategies; and

•

Other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Business.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning San West and our business made elsewhere in this prospectus.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by Dutchess.  However, we will receive proceeds from the sale of our common stock to Dutchess pursuant to the Investment Agreement, excluding the 2,093,145 shares of our common stock issued as a Commitment Fee in connection with the Investment Agreement.  The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used for working capital and general corporate expenses.

We propose to expend these proceeds as follows:

Use of Proceeds	If 100 percent, or 10,593,145 Shares are Sold	If 50 percent, or 5,296,573 Shares are Sold
Gross proceeds	$331,353.58	$165,676.79
Less offering expenses:
Legal fees	25,000	25,000
Printing of prospectus	1,000	1,000
Accounting and auditing fees	5,000	5,000
State securities fees	2,000	2,000
Transfer agent fees	1,000	1,000
Miscellaneous expenses	1,000	1,000
Total offering expenses	20,000	20,000
Net proceeds	$276,353.58	$110,676.79

Working capital needs include accounts payable and inventory.

Intentionally Left Blank.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the OTCBB since May 18, 1999 under the symbol “HBSC.OB.”  Prior to that date, our common stock was not actively traded in the public market.  Since October 2001, our common stock has also been traded on the Berlin Stock Exchange under the symbol “HYT.”  Due to an 80 for one reverse split of the shares of the Human BioSystems Common Stock which occurred on March 4, 2009, our shares have traded under the symbol “HBSY.OB.”  As a result of the Merger, our common stock has been traded on the OTCBB since September 28, 2009 under the symbol “SNWT.OB.”

The following table sets forth, taking into consideration the one for 80 reverse split of our common stock which occurred on March 4, 2009, and the five for one forward split of our common stock which occurred on November 2, 2009, the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers.  The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

	High	Low
Quarter Ended:
March 31, 2008 June 30, 2008 September 30, 2008 December 31, 2008	$0.21 $0.19 $0.11 $0.03	$0.19 $0.16 $0.11 $0.03
Quarter Ended:
March 31, 2009 (1) June 30, 2009 September 30, 2009 December 31, 2009 (2)	$0.02 $0.03 $0.24 $0.31	$0.02 $0.03 $0.14 $0.14
Quarter Ended:
March 31, 2010	$0.09	$0.08

_____________

(1)

This price takes into account the one for 80 reverse split which occurred on March 4, 2009.

(2)

This price takes into account the five for one forward split which occurred on November 2, 2009.

We currently have 154,246,540 shares of our common stock issued and outstanding, which are held of record and beneficially owned by 297 persons not including those shares held in “street name.”

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

Before the Merger, San West was a privately-held company.  It is now our wholly-owned subsidiary.  Before the Merger, there was no public market for the securities of San West.  We have never declared or paid any cash dividends on our capital stock.

Securities Authorized for Issuance under Equity Compensation Plans

On July 21, 2009, our board of directors adopted the 2009 San West Long Term Equity Incentive Plan (the “Stock Incentive Plan”).  The Stock Incentive Plan provides for equity incentive benefits to awardees in the form of option rights or appreciation rights, restricted stock, restricted stock units, and/or performance shares or performance units.  The total number of shares of our common stock which may be awarded under the Stock Incentive Plan is 50,000,000.  If any awarded shares are forfeited, they become available for future issuance.  An annual aggregate limit of 5,000,000 shares is set for any participant.  The terms of each award are determined by the board and are to be evidenced in writing.  No equity awards have been issued under the Stock Incentive Plan as of the date of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2010 on an actual basis; and as adjusted to reflect the sale of 10,593,145 shares of common stock offered by this prospectus, excluding the 2,093,145 shares of our common stock issued as a Commitment Fee in connection with the Investment Agreement, at an assumed initial price of $0.03128 per share, after deducting estimated offering expenses payable by us.

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

We had a net loss of ($3,287,447) and ($952,404) for the year ended December 31, 2009 and three months ended march 31, 2010, respectively included in the accumulated deficit in the table below.

	March 31, 2010
	Actual	As Adjusted
Stockholders’ (deficit) equity: Preferred stock; no par or stated value; 50,000,000 shares authorized, no shares issued or outstanding	-0-	-0-
Common stock, no par or stated value; 300,000,000 shares authorized, 146,446,540 shares issued and outstanding, as adjusted (1)	3,032,743	3,364,097
Common stock payable	461,905	461,905
Accumulated deficit	(4,740,579)	(4,740,579)
Total stockholders’ equity	(1,245,931)	(914,577)
Total capitalization	(1,245,931)	(914,577)

___________

(1)

Reflects the sale of the 10,593,145 shares included in this prospectus, at a price of $0.03128 per share, excluding the 2,093,145 shares of our common stock issued as a Commitment Fee in connection with the Investment Agreement.

Intentionally Left Blank.

SELECTED CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial data for the three months ended March 31, 2010 and the years ended December 31, 2009 and 2008, are derived from our consolidated financial statements, which have been audited by L.L. Bradford & Company, LLC, independent registered public accounting firm, and are included elsewhere in this prospectus.  The following selected financial data as of march 31, 2010 and for the years ended December 31, 2009 and 2008 is derived from financial statements that, in our opinion, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position as of such date and results of operations for these periods.  Operating results for the march 31, 2010 and for the years ended December 31, 2009 and 2008 are not necessarily indicative of the results that may be expected for the following year ending December 31, 2010.  The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	Three months Ended March 31, 2010	Years Ended December 31, 2009 2008
Revenue	493,615	1,047,174	603,424
Cost of goods sold	358,123	789,197	500,210
Gross profit	135,492	257,977	103,214
Selling, general & administrative expense	924,442	1,375,186	482,287
Operating loss	(788,950)	(1,117,209)	($379,073)
Other income (expense):
Other income	4	10,225	5,939
Amortization of beneficial conversion feature	(150,000)	-	-
Amortization of deferred financing costs	(862)	-	-
Loss on impairment of goodwill	-	(2,131,647)	(54,889)
Interest expense	(12,596)	(48,816)	(5,494)
Total other income (expense)	(163,454)	(2,170,238)	(54,444)
Net loss	(952,404)	3,287,447)	(433,517)
Provisions for income taxes
Net loss	(952,404)	(3,287,447)	(433,517)

Intentionally Left Blank.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion reflects our plan of operation.  This discussion should be read in conjunction with the financial statements which are attached to this prospectus.  This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans.  These statements involve risks and uncertainties.  Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

Since the business previously operated by Human BioSystems no longer has any relevance, the discussion which follows relates primarily to our wholly-owned subsidiary, San West, Inc., a Nevada corporation.  Therefore, unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, as well as references to “San West,” all refer to San West following the Merger which closed on June 5, 2009.  See “Business.”

Overview

Our goal is to become one of the largest dealers of off-road buggies in the United States through acquisitions and internal growth. We design, manufacture, sell and repair off-road buggies, and additionally provide after market performance products and accessories for buggies.  Our products are sold both at our store and online while our buggy repair services are sold and fulfilled at our store.  Our goal is to address the growing demand for off-road vehicles while offering our customers the highest quality products at the most affordable and competitive prices, following up with customer care and support services.

Our plan of growth is to capitalize on the growth of the U.S. market for Chinese made off-road buggies and go karts, as well as to establish master dealer arrangements with leading brands, continue to expand our online sales and to leverage our equity to negotiate and acquire synergistic businesses.

The motorsports industry is highly fragmented with an estimated 4,000 retail stores throughout the United States.  We are attempting to capitalize upon the consolidation opportunities available and increase our revenues and income by acquiring additional dealers and improving our performance and profitability.

We plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies that will enhance internal growth and profitability.  By consolidating our corporate and administrative functions, we believe we can reduce overall expenses, simplify dealership management and create economies of scale.

We will specifically target dealers in markets with strong buyer demographics that, due to under-management or under-capitalization, are unable to realize their market share potential and can benefit substantially from our systems and operating strategy.

Buggy World, located in Santee, California, is our primary location to sell buggies, modification parts, and accessories for off-road buggies built in China for the U.S. market.  We currently utilize a “just-in-time” inventory system which reduces our overall inventory expense and risk.  We ship all requested kits and products within 72 hours of each order.

Effects of U.S. Credit Markets on Vehicle Financing

Beginning in 2007, the U.S. credit markets have been dealing with the effects of numerous defaults by homeowners on “sub-prime” mortgage loans.  By December 2007 these defaults had also begun to increase with respect to mortgages considered to be of less credit risk than “sub-prime” mortgages.  Mortgage default rates continued to increase throughout 2008 and the first half of 2009.  While of late, the rate of default has leveled off, the rate of default is still at historically high levels.  Additionally, in 2008 and 2009, as a result of these defaults and other global credit problems, several banking institutions that have, in the past, provided vehicle financing for off-road buggies and other powersports equipment have either ceased doing business or have significantly limited the availability of financing for off-road buggies and other powersports equipment.  Furthermore, to the extent that financing continues to be available, it is generally only available to consumers with the highest credit ratings, but at interest rates between 7.3 percent to 21.1 percent per year, notwithstanding the Federal Reserve’s reduction of the federal discount rate to 0.50 percent effective December 15, 2008, a situation which can be directly attributed to significant tightening of the global credit markets.  During the year ended December 31, 2008, approximately 95 percent of our off-road buggy sales were financed compared to approximately 75 percent during the year ended December 31, 2009.  We believe that a significant portion of those sales were to customers who do not qualify as having the highest credit ratings and would therefore find it difficult to finance purchases of our products in the current economic environment.

Additionally, the economic recession has reduced the disposable income of many consumers, including those with the highest credit ratings.  Our sales have also been negatively impacted by the high interest rates being charged to those who can obtain financing.  We believe that our sales will continue to be affected in a negative manner until the credit markets ease and financing becomes more readily available to potential customers for our products.

Effects of Changes in Fuel Costs

Fuel prices rose significantly during the first half of 2008, reaching an all-time high in July 2008, and then fell significantly during the third quarter as a result of a significant reduction in demand caused by a severe weakening of the global economy.  Increases in the price of gasoline to over $4.00 per gallon, during the first half of 2008, resulted in a reduction in demand for oil in the second half of 2008.  This reduction in demand has continued, to a slightly lesser degree, during 2009 due to the overall weak global economy. To the extent that gas prices remain at their current level of approximately $2.95 per gallon for an extended period of time or fall even further, it is possible that consumers will feel that they have more discretionary income to spend on off-road buggies and other powersports equipment, which may be considered more for entertainment and not essential.  Notwithstanding these lower prices, there is no assurance that such lower gas prices will provide potential customers with more disposable income as a result of the overall weakness of the economy.

Effects of Increase in Unemployment

Recently, the rate of unemployment in the United States has reached a historically high level.  In addition to all of the other current economic factors contributing to a reduction in sales, it seems very likely that a continued high unemployment rate will have a negative impact on sales.

Overall impact on our Future Earnings

We intend to continue to evaluate and analyze our business decisions through effective inventory management.  As described in the preceding paragraphs, the health of the U.S. economy, particularly the availability of credit and the discretionary spending power of potential customers, all will have an impact on our future earnings.  We believe that we may be able to counter a portion of the reduction in sales by focusing more on sales of used off-road buggies which have smaller ticket prices than new off-road buggies and provide us with profit margins that can be between 30 percent and 40 percent greater than sales of new off-road buggies.  Additionally, although our revenue per unit may be less, it appears that we have been able to maintain greater sales levels of smaller off-road buggies which even when sold new sell at prices significantly less than the larger models.  While we are hoping that this strategy will help to increase our sales through the remainder of 2010, until the credit markets are hopefully revived, there is no assurance that we will be successful.  Furthermore, in the event that we are able to successfully integrate additional dealerships and/or new brands into our existing business, we believe that this could result in greater sales margins and an even greater increase in earnings.  These greater sales margins would be created by the consolidation of expenses through the implementation of our superstore business plan, resulting in greater earnings per unit sold.  While it is management’s intent to pursue the goals described herein, we are uncertain that these goals will be achieved at any level.

Seasonality

Our products are subject to seasonality.  Traditionally, the off-road buggy season begins in early September and runs until May.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher, and, accordingly we have experienced increased salaries and higher prices for supplies, goods and services.  We continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls.  While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results.  However, inflation may become a factor in the future.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.  Note A of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements.  Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations.  Specifically, critical accounting estimates have the following attributes:

•

We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

•

Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty.  We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances.  These estimates may change as new events occur, as additional information is obtained and as our operating environment changes.  These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known.  Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.  These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants.  Actual results could differ from these estimates.

Revenue Recognition

Revenue from the sale of inventory is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is considered to have occurred after delivery.

Stock-Based Compensation

San West accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.  Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.  We use the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees.  In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate.  The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

Inventories

Inventories are valued at the lower of cost or market.  Cost is determined on an average cost basis.  Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.  San West’s inventory consists primarily of vehicle parts and complete vehicles.

Results of Operations

Three Months Ended March 31, 2010 Compared With Three Months Ended March 31, 2009.

Revenues

Net Revenue for the three months ended March 31, 2010 and 2009 was $493,615 and $179,423, respectively.  The increase in revenue is due to County Imports which expanded our product lines to include ATV’s and Scooters.  We have put an emphasis on advertising the site and the spring and summer season is the main purchasing time for scooters.  San West acts as dealer and fulfillment house for www.countyimports.com resulting in additional revenue.

Gross Profit

Gross profit for the three months ended March 31, 2010 and 2009 was $135,492 and $65,544, respectively.

Selling General and Administrative Expenses

Selling, general and administrative expenses (“SG&A”) for the three months ended March 31, 2010 were $924,442, an increase of $708,895 from $215,547 for the three months ended March 31, 2009.  The increase in expense is mainly due to the recognition of $642,175 in non-cash stock compensation primarily related to our new director, Robert Gonzales receiving 5,000,000 shares of our restricted common stock valued at $552,925 and $89,250 of stock compensation expense related to the issuance of 750,000 shares to our investor relations firm.  Excluding stock compensation, SG&A was $282,267, or $66,720 higher compared to the three months ended March 31, 2009.

Other Income and Expense

Other expense increased $153,303 to $163,454 for the three months ended March 31, 2010 compared to $10,151 of expense during the same period last year.  The increase is primarily due to our convertible promissory note related costs, including amortization of the beneficial conversion feature and financing costs of $150,000 and $862, respectively.  Interest expense also increased $2,445 to $12,596 for the three months ended March 31, 2010 compared to $10,151 during the same period last year.

Net Loss

As a result of the foregoing factors, our net loss was $952,404, or $0.01 per share, for the three months ended March 31, 2010 compared to a loss of $160,154, or $0.00 per share for the three months ended March 31, 2009.  Excluding one-time, non-cash charges totaling $792,175 related to stock compensation and the expense associated with the beneficial conversion feature of our convertible note, our loss increased $75 to $160,229 compared to $160,154 last year.

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008 for San West, Inc.

Revenues. During the year ended December 31, 2009, we generated revenue of $1,047,174 or $443,750 more than revenue of $603,424 generated during the year ended December 31, 2008. The increase in sales is due mainly to the inclusion of Buggy World sales in all of 2009 compared to only the final few months from our acquisition in August of 2008. Also, in September 2009, we teamed up with County Imports which expanded our product lines to include ATV’s and Scooters. San West acts as dealer and fulfillment house for www.coundyimports.com resulting in additional revenue.

Cost of Goods Sold (“COGS”). During the year ended December 31, 2009, we generated COGS of $789,197 or $288,987 more than COGS of $500,210 generated during the year ended December 31, 2008. The increase in COGS is due to the inclusion of Buggy World in all of 2009 compared to only the final few months from our acquisition in August of 2008.

Selling, General and Administrative Expenses.  Total general and administrative expenses in the year ended December 31, 2009 were $1,375,186, an increase of $892,899 from $482,287 for the year ended December 31, 2008.  The increase was due primarily to the inclusion of Buggy World in 2008 and resulting increases in personnel, facility, advertising, insurance, stock compensation and other general operating costs.

Other Income and Expense.  Other income and expense increased $2,115,794 from expense of $54,444 during the year ended December 31, 2008 to expense of $2,170,238 during the year ended December 31, 2009.  The increase is mainly due to the recognition of a $2,131,647 impairment loss on goodwill related to the Human BioSystems merger and a $43,322 increase in interest expense related to our increased debt load.

Net Loss.  As a result of the foregoing factors, our net loss increased to $3,287,447 for the year ended December 31, 2009, from a net loss of $433,517 for the year ended December 31, 2008.

Financial Condition

From inception to March 31, 2010, we have incurred an accumulated deficit of $4,740,579.  This loss has been incurred through a combination of goodwill impairment of $2,186,536, stock compensation of $1,186,473, professional fees and expenses supporting our plans to acquire synergistic businesses as well as past operating losses.

Our primary source of liquidity has been cash generated by operations and capital raised through equity sales of our common stock and various loans and notes payable.  During the three months ended March 31, 2010 we had cash on hand of $47,804 and experienced a net decrease in cash of $2,855 compared to cash on hand of $50,659 at December 31, 2009.

As of March 31, 2010, we had outstanding liabilities of $1,909,186 compared to $2,037,970 as of December 31, 2009.  Of this amount, approximately $1,465,124 is payable within 12 months.  In the event that we are unable to repay all or any portion of these outstanding amounts from cash from operations, we would be required to:

•

Seek one or more extensions for the payment of such amounts;

•

Refinance such debt to the extent available; Raise additional equity capital; or

•

Consummate any combination of the foregoing transactions.

Our available working capital and capital requirements will depend upon numerous factors, including product sales, the timing and cost of expanding into new markets, the status of our competitors, and our ability to attract and retain key employees.

Inventory Management

We believe that successful inventory management is the most important factor in determining our profitability.  In the power sports business, and particularly as it relates to the sale of motorcycles, there is normally a limited timeframe for the sale of current year models.  For example, if we are unable to sell a significant portion of our 2009 models before the 2010 models are released, it could be very difficult for us to sell our remaining inventory of 2009 models.  Therefore, our goal is to limit sales of carryover products (i.e., products that remain in inventory after the release of new models) to no more than 10 percent of our total sales each year.  This is accomplished by making all of our purchasing decisions based on sales information for the prior year and then utilizing aggressive sales and marketing techniques during the early part of a model year in order to assure the timely sale of our products.

San West’s Liquidity Plan

Recent operating results give rise to concerns about our ability to generate cash flow from operations sufficient to sustain ongoing viability.  Net loss for the year ended December 31, 2009 was $3,287,447, while cash used for operations was $292,451. Net loss for the three months ended March 31, 2010 was $952,404, or $160,229 excluding one-time stock compensation and beneficial conversion feature amortization charges, while cash used for operations was $152,855.

During 2008, San West issued 8,739,394 shares of common stock in exchange for $276,418.

During the year ended December 31, 2009, San West:

•

Received gross proceeds of $798,500 in exchange for 33,017,959 shares of common stock of which $67,500 or 964,286 shares were unissued as of December 31, 2009;

•

Received services valued at $434,965 in exchange for 9,480,000 shares of common stock;

•

Received $60,943 upon the transfer of 6,146,270 shares from the existing outstanding shares of Harry Masuda, our former chief executive officer, net of finder’s fees of $31,257;

•

Converted $368,000 of our Dutchess Notes and issued 15,950,000 shares of common stock; and

•

Canceled 39,520,735 founders’ shares in exchange for a $100,000 promissory note.

•

Issued 833,333 shares of common stock as an inducement to invest from one of our shareholders.

During the three months ended March 31, 2010, San West:

•

Issued a convertible promissory note and received gross proceeds of $150,000.

•

Issued 935,714 shares of stock that were payable as of year-end and which had a value of $65,500.

•

Issued 14,250,000 shares upon the conversion of $155,000 of debt and reclassified to common stock payable $79,000 of debt as a result of conversion into 4,300,000 shares of common stock which were issued on April 29, 2010.

•

Issued 5,000,000 shares to Richard Gonzales for director services valued at $552,925.

•

Issued 1,300,000 shares of a total 6,000,000 shares due for services performed in 2009, valued at $372,325 and recorded as common stock payable.  The 1,300,000 shares were valued at $80,670 which expense was recognized in 2009.  The balance of shares remaining is 4,700,000 with a corresponding $291,655 recorded as common stock payable.

•

Received services valued at $89,250 and were paid with 750,000 shares of our common stock during April 2010.

•

Issued 5,533,162 shares to Gemini Master Fund, Ltd. as a result of the purchase of our outstanding note to dated February 13, 2009 in favor of Kelly Clark with a face amount of $100,000 in exchange for Ms. Clark retiring 39,520,735 shares of our common stock that were originally issued to Ms. Clark in 2005.

Our independent registered public accountants have indicated that we have suffered recurring losses from operations that raises substantial doubt about our ability to continue as a going concern.

Management is currently in the process of seeking additional equity financing with potential investors.  We are uncertain if such additional financing will be obtained.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We need to raise additional equity or debt financing and our ability to generate cash flow from operations will depend on our future performance and our ability to successfully implement business and growth strategies.  Our performance will also be affected by prevailing economic conditions.  Many of these factors are beyond our control.  If future cash flows and capital resources are insufficient to meet our commitments, we may be forced to reduce or delay activities and capital expenditures or obtain additional equity capital.  In the event that we are unable to do so, we may be left without sufficient liquidity.

Quantitative and Qualitative Disclosures About Market Risk

We conduct all of our transactions, including those with foreign suppliers and customers, in U.S. dollars. We are therefore not directly subject to the risks of foreign currency fluctuations and do not hedge or otherwise deal in currency instruments in an attempt to minimize such risks.  Demand from foreign customers and the ability or willingness of foreign suppliers to perform their obligations to us may be affected by the relative change in value of such customer or supplier’s domestic currency to the value of the U.S. dollar.  Furthermore, changes in the relative value of the U.S. dollar may change the price of our products relative to the prices of our foreign competitors.

Controls and Procedures

The term disclosure controls and procedures means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Exchange Act (15 U.S.C. 78a, et seq.) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

The term internal control over financial reporting is defined as a process designed by, or under the supervision of, the issuer’s principal executive and principal financial officers, or persons performing similar functions, and effected by the issuer’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer;

•

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and

•

Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements.

Our management, including our chief executive officer and chief financial officer, does not expect that our disclosure controls and procedures or our internal controls over financial reporting will prevent all error and all fraud.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of inherent limitations in all control systems, internal control over financial reporting may not prevent or detect misstatements, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within San West have been detected.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Evaluation of Disclosure and Controls and Procedures.  Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act.  Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States.  We carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report.  The evaluation was undertaken in consultation with our accounting personnel.  Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are currently effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.  As we develop new business or if we engage in an extraordinary transaction, we will review our disclosure controls and procedures and make sure that they remain adequate.

Changes in Internal Controls over Financial Reporting.  There were no changes in the internal controls over our financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

This prospectus does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this prospectus.

Recently Issued Accounting Pronouncements

Beginning with this Statement the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standard Updates.  This ASU includes FASB Statement No. 168 in its entirety.  While ASU’s will not be considered authoritative in their own right, they will serve to update the Codification, provide the bases for conclusions and changes in the Codification, and provide background information about the guidance.  The Codification modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative.  ASU No. 2009-01 is effective for financial statements issued for the interim and annual periods ending after September 15, 2009, and San West does not expect any significant financial impact upon adoption.

In August 2009, the FASB issued ASU No. 2009-05 – Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value.  This ASU clarifies the fair market value measurement of liabilities.  In circumstances where a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: a technique that uses quoted price of the identical or a similar liability or liabilities when traded as an asset or assets, or another valuation technique that is consistent with the principles of Topic 820 such as an income or market approach.  ASU No. 2009-05 was effective upon issuance and it did not result in any significant financial impact on San West upon adoption.

In September 2009, the FASB issued ASU No. 2009-12 – Fair Value Measurements and Disclosures (Topic 820) – Investments in Certain Entities That Calculate Net Asset Value per Share (or its equivalent).  This ASU permits use of a practical expedient, with appropriate disclosures, when measuring the fair value of an alternative investment that does not have a readily determinable fair value.  ASU No. 2009-12 is effective for interim and annual periods ending after December 15, 2009, with early application permitted.  Since San West does not currently have any such investments, it does not anticipate any impact on its financial statements upon adoption.

In January 2010, the FASB issued ASU 2010-06 - “Fair Value Measurements and Disclosures—Improving Disclosures about Fair Value Measurements”, which requires new disclosures and reasons for transfers of financial assets and liabilities between Levels 1 and 2.  ASU 2010-06 also clarifies that fair value measurement disclosures are required for each class of financial asset and liability, which may be a subset of a caption in the consolidated balance sheets, and those disclosures should include a discussion of inputs and valuation techniques.  It further clarifies that the reconciliation of Level 3 measurements should separately present purchases, sales, issuances, and settlements instead of netting these changes.  With respect to matters other than Level 3 measurements, ASU 2010-06 is effective for fiscal years and interim periods beginning on or after December 15, 2009.  New guidance related to Level 3 measurements is effective for fiscal years and interim periods beginning on or after December 15, 2010. We are currently evaluating the impact of ASU 2010-06 on our disclosures

.

In January 2010, the FASB issued ASU No. 2010-10 – Consolidation (Topic 810) that amends accounting and disclosure requirements for a decrease in ownership in a business under existing GAAP standards for consolidations.  It also clarifies the types of businesses that are in the scope of these consolidations.  As required by this guidance, we retroactively applied the amendments as of January 1, 2009, which did not have a material impact on our financial statements or footnote disclosures.

In May 2009, the FASB issued FASB ASC 855, “Subsequent Events.”  This Statement addresses accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  FASB ASC 855 requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, the date issued or date available to be issued.  San West adopted this Statement in the second quarter of 2009.  As a result the date through which San West has evaluated subsequent events and the basis for that date have been disclosed in Note N to our financial statements, Subsequent Events.

In April 2009, the FASB issued an update to FASB ASC 820, “Fair Value Measurements and Disclosures,” related to providing guidance on when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly.  The update clarifies the methodology to be used to determine fair value when there is no active market or where the price inputs being used represent distressed sales.  The update also reaffirms the objective of fair value measurement, as stated in FASB ASC 820, which is to reflect how much an asset would be sold in and orderly transaction, and the need to use judgment to determine if a formerly active market has become inactive, as well as to determine fair values when markets have become inactive.  San West adopted this Statement in the second quarter of 2009 without significant financial impact.

In April 2009, the FASB ASC 320, “Investments – Debt and Equity,” amends current other-than-temporary guidance for debt securities through increased consistency in the timing of impairment recognition and enhanced disclosures related to credit and noncredit components impaired debt securities that are not expected to be sold.  Also, the Statement increases disclosures for both debt and equity securities regarding expected cash flows, securities with unrealized losses, and credit losses.  San West adopted this Statement in the second quarter of 2009 without significant impact to our financial statements.

In April 2009, the FASB issued an update to FASB ASC 825, “Financial Instruments,” to require interim disclosures about the fair value of financial instruments.”  This update enhances consistency in financial reporting by increasing the frequency of fair value disclosures of those assets and liabilities falling within the scope of FASB ASC 825.  San West adopted this update in the second quarter of 2009 without significant impact to the financial statements.

In April 2009, the FASB issued an update to FASB ASC 805, “Business Combinations,” that clarifies and amends FASB ASC 805, as it applies to all assets acquired and liabilities assumed in a business combination that arise from contingencies.  This update addresses initial recognition and measurement issues, subsequent measurement and accounting, and disclosures regarding these assets and liabilities arising from contingencies in a business combination.  San West adopted this Statement in the second quarter of 2009 without significant impact to the financial statements.

In November 2008, EITF issued new guidance under FASB ASC 350, “Intangibles – Goodwill and Other on accounting for defensive intangible assets.”  The new guidance applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining or using the asset (a defensive asset).  This guidance was adopted by San West in January 2009 without impact to the financial statements.

In May 2008, the FASB issued an update to FASB ASC 470, “Debt,” with respect to accounting for convertible debt instruments that may be settled in cash upon conversion including partial cash settlement.  This update applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB ASC 815, “Derivatives  and Hedging.”  Additionally, this update specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost recognized in subsequent periods.  The update is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  San West does not currently have any debt instruments for which this update would apply.  This update was adopted in January 2009 without significant financial impact.

In December 2007, the FASB issued an update to FASB ASC 805, “Business Combinations” which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for San West with respect to business combinations for which the acquisition date is on or after January 1, 2009.  San West adopted this SFAS in the first quarter of 2009.

In December 2007, the FASB issued an update to FASB ASC 810, “Consolidation,” which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of noncontrolling owners.  This update is effective for San West as of January 1, 2009.  San West adopted this update in January 2009 without significant impact on the consolidated financial position, results of operations, and disclosures.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

The Merger

On April 3, 2009 (the “Effective Date”), Human BioSystems, a California corporation (“Human BioSystems”), Human BioSystems Acquisition Company, a Nevada corporation (the “Subsidiary”), and San West, Inc., a Nevada corporation (“San West”) entered into a Plan and Agreement of Triangular Merger (the “Plan of Merger”).

On June 5, 2009, in accordance with the Plan of Merger, San West became a wholly-owned subsidiary of Human BioSystems through a merger with the Subsidiary, and the San West Stockholders received 3.16 shares of the Human BioSystems common stock for each issued and outstanding share of San West common stock.  As a result, at the Effective Date, in exchange for 100 percent of the outstanding capital stock of San West, the San West Stockholders received 13,079,264 shares of the Human BioSystems common stock, which represents approximately 72.26 percent of the Human BioSystems common stock following the Merger.  In addition, 817,454 shares of the Human BioSystems common stock were issued to Dutchess Advisors, LLC as a finder’s fee.

On the Effective Date of the Merger, there were 3,995,541 shares of the Human BioSystems common stock outstanding owned by the Human BioSystems Stockholders who were not “affiliates” as defined in the Securities Act.  These 3,995,541 shares constituted the “public float” of Human BioSystems prior to the Merger and continue to represent the only shares of the Human BioSystems common stock that are currently eligible for resale under Rule 144.

The shares of Human BioSystems common stock issued to the San West Stockholders in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

Prior to the Merger, there were no material relationships between Human BioSystems or San West, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Merger

Human BioSystems intends to carry on the business of San West as our sole line of business.  Human BioSystems has relocated its principal executive offices to 10350 Mission Gorge Road, Santee, California 92069, and has a telephone number of (619) 258-8770.  We changed our name from Human BioSystems to San West, Inc. on July 31, 2009.  Since our acquisition of Buggy World, Inc. in August 2008, San West has also done business under the name of “Buggy World.”

Appointment of New Officers and Directors

Harry Masuda, David Winter, Paul Okimoto, and Luis Toledo resigned as officers and directors of Human BioSystems as of June 5, 2009.  There was no known disagreement with Messrs. Masuda, Winter, Okimoto, and Toledo on any matter relating to our operations, policies, or practices.  Pursuant to the terms of the Plan of Merger, Frank J. Drechsler and Bryan Britton were elected as new directors and officers of Human BioSystems, as of the Effective Date.  Todd M. Pritcher was elected as our corporate secretary, but he was replaced By Mr. Britton on November 2, 2009. Mr. Britton resigned as a director and officer of San West on May 10, 2010, with Mr. Drechsler replacing Mr. Britton as the sole officer of San West. On May 10, 2010, Richard Gonzales was elected to serve as one of our directors. See “Management.”

Our Business and Products Going Forward

The discussion of our business after the Effective Date relates to San West.  Except as otherwise indicated by the context, references in this prospectus to “we,” “us,” “our,” the “company” or “San West” are to the business of San West, Inc.  Inasmuch as we have cease all operations that were formerly conducted by Human BioSystems, the discussion of our business both past and future will be limited to San West, Inc., except where the context may refer to Human BioSystems in certain specific instances.  Further, as a condition of the Merger, all compensation and option agreements with the former officers and directors of Human BioSystems have been terminated.  However, we remain obligated to pay the debts of Human BioSystems reflected on its financial statements as of the date of the Merger.

Accounting Treatment; Change of Control

The Merger was accounted for as a “reverse merger,” as the stockholders of San West owned a majority of the outstanding shares of Human BioSystems common stock immediately following the Merger.  San West was deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations of San West prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of San West.  Our consolidated financial statements after completion of the Merger include the assets and liabilities of both Human BioSystems and San West, historical operations of San West and our Human BioSystems operations from the Effective Date of the Merger.  As a result of the issuance of the shares of our Human BioSystems common stock pursuant to the Merger, a change in control of Human BioSystems occurred on the Effective Date of the Merger.  Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of Human BioSystems.  Human BioSystems, for the foreseeable future, will continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Merger.

Business Overview

We design, manufacturer, sell and repair off-road buggies, and additionally provide after market performance products and accessories for buggies.  Our products are sold both at our store and online while our buggy repair services are sold and fulfilled at our store.  Our goal is to address the growing demand for off-road vehicles while offering our customers the highest quality products at the most affordable and competitive prices, following up with customer care and support services.

Our plan of growth is to capitalize on the growth of the U.S. market for Chinese made off-road buggies and go karts, as well as to establish master dealer arrangements with leading brands, continue to expand our online sales and to leverage our equity to negotiate and acquire synergistic businesses.

Chinese manufacturers have taken the lead in production of the newest generation of off-road buggies and go karts that are being widely accepted by consumers in the United States resulting in a supply-demand issue in terms of quality repair shops capable of provides adequate support as well as in the development of modification kits and performance add-ons for them.  Our goal is to address this growing demand while offering our customers with the highest quality products at the most affordable and competitive prices, following up with excellent customer care and support services.

Our Industry

Off-road vehicles are a $13.5 billion market, according to the trade journal Off-Road Impact.  Off-road karting uses a four-wheeled powered vehicle designed for off-road use as opposed to the longer established activities of racing go karts used for racing on a paved road circuit.  Off-road karting is now a well established and popular activity with a burgeoning range of vehicles, options and adherents.

Just as the automobile is undergoing evolutionary changes, noticeably in the field of “off-road” use, the smaller recreational vehicles called “go karts” have spawned a new generation of vehicle for off-road use.  The origins of using a go kart sized vehicle for off-road use undoubtedly had many stages of development and claimants whose home-made vehicles were “the first” off-road go karts.  The first manufactured off-road go kart was from Honda who released in 1977 a vehicle they called the “Odyssey,” essentially an off-road go kart with a 250 cc two stroke engine, single seat, and a CVT automatic transmission.  The main differences to the traditional racing go kart were a bigger size of tires (giving greater ground clearance and off-road traction) and a roll cage.

The Odyssey proved to be a very popular vehicle and in 1985, Honda made major upgrades to the Odyssey and released the FL350.  Changes were an improved roll cage, 350 cc engine with electric starter, and a full front and back suspension system.  Then in late 1989, Honda released the FL 400.  In addition to the increased engine size (a liquid cooled 400 cc unit) it was available in an optional two side by side seating configuration and had its suspension improved to handle the extra load.  However, these modifications resulted in an expensive vehicle with disappointing sales which caused Honda to cease manufacture in 1990.

Although today these aging Honda units are still to be found and have an enthusiastic following, their main achievement was to create a pool of enthusiasts alerted to the possibilities of off-road small vehicle fun and keen to develop these possibilities.  Chinese manufacturers have taken the lead in the production of the newest generation of off-road buggies and go karts that are being widely accepted by U.S. consumers resulting in a supply-demand issue in terms of quality repair shops capable of providing adequate support as well as in the development of modification kits and performance add-ons for them.

Our Business Plan

It is our plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies.  We believe this will enhance internal growth and profitability.  We believe that by consolidating these functions we will be able to reduce overall expenses, simplify dealership management, create economies of scale with leveraged buying power and provide a level of expertise that would otherwise be unavailable to each dealership individually.

Our Primary Service Outlet.  BuggyWorld.net, located in Santee, California, is our primary location to sell buggies, modification parts, and accessories for off-road buggies built in China for the U.S. market.  We currently utilize a “just-in-time” inventory system which reduces our overall inventory expense and risk.  We typically carry about six of each available kit in stock at the time.  Additional parts can typically be received within 24-hours if we are currently out of stock.  We ship all requested kits and products within 72 hours of each order.

Online Strategy.  We have established an online sales presence at www.merchantdirectdepot.com and through Amazon wherein we sell our own products and resell others through strategic partnerships.  We believe that online sales will continue to be an important component of our growth strategy in that the nature of the business provides for greater price elasticity and less inventory risk than is available in a brick-and-mortar environment.

However, we intend to expand our brick and mortar presence to four stores which we expect will position us to negotiate exclusive sales rights on a regional basis for several key brands.  We believe operating leverage through store expansion is critical to our success in securing competitive advantages in the market with leading brand names.

We currently own the rights to the following Internet domains:

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www.buggyworld.net;

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www.buggynation.com;

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www.theoffroadspot.com;

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www.bmxturbo.com;

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www.joynerturbo.com;

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www.roketaturbo.com;

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www.letzgoracingoffroadcenter.com; and

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www.letsgoracingoffroadcenter.com.

Acquisition Strategy.  In August 2008, we purchased Buggy World, Inc., located in Santee, California, and now our primary service outlet, for $613,202 which we believe is extremely synergistic to our core offerings.  Buggy World achieved revenue of $1.6 million in sales during 2007 and is particularly well-positioned for growth in the Southern California region, which is our core market as well.  The purchase price was raised through loans from our stockholders and a loan from Cambio Enterprises, Inc.  According to the terms of the sale, we purchased 100 percent of the outstanding shares of Buggy World, Inc., which included all of the assets listed on its books at the time of the sale.  Buggy World, Inc. continues to operate as our wholly-owned subsidiary.  The financial statements attached to this prospectus reflect the activity of San West for the years ending December 31, 2009 and 2008 and Buggy World, Inc. for the period from August 15, 2008 through December 31, 2009.As we acquire new dealerships, we intend to automate as many functions as we can to reduce overall expenses, simplify operations and dealer management and to create economies of scale with leveraged buying power as well as to provide a level of expertise that would otherwise be unavailable to each dealership individually.  We have identified the following strategic components as integral to our overall success and profitability:

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Sales and Service Effectiveness.  Consumers have become more sophisticated in evaluating and purchasing products, as a result of the wide-spread availability of the Internet and greater access to information, and, as a result, require a more comprehensive offering, as well as intelligent and informative presentations.

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Competitive Workforce Development.  A significant portion of the compensation we pay to our sales staff is commission based.  We believe that commission-based compensation provides incentive for our salespersons to expend their greatest efforts to sell our products and services.  Since their compensation is directly related to our sales, our ability to hire successful salespersons is conditioned upon theirbelief that our dealerships will generate significant traffic necessary to maximize sales opportunities

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E-Commerce and Mail Order Opportunities.  We have developed e-commerce and mail order strategies for the sales of parts and accessories that are expected to expand our customer base outside of our dealership territories.  We believe that the expansion of our business, over the Internet and through mail order business, will assist us in the development of a national presence and create customer interest to visit one of our stores, as well as create additional opportunities for strategic business relationships with dealerships outside of the territories where our dealerships are located.

Our Products

We specialize in developing and marketing products and services for off-road enthusiasts.  We conduct our business primarily at our facilities in San Diego, California.  We believe that the ratio of online transactions to our total transactions will continue to increase as the Internet population grows

We offer the following products and services to our customers:

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Buggy sales;

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Buggy repair;

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Turbo kits;

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Suspension work kits;

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Tires;

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Rims;

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Shocks;

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Spindles; and

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Pistons.

In addition to product sales, we also provide servicing and repair services for the products we sell as a courtesy to our customers, and third-party products as well.  These services, which are provided by mechanics, include crash repairs (body work) and normal wear and tear installation and repairs such as brake replacement, repair of exhaust systems, shock absorber replacement, battery replacement, oil changes and tune-ups.  We do not have any plans to increase this part of our business, in the future, as we do not believe that servicing and repairs offers any opportunity for producing significant income for our business.

Sales and Marketing

We plan to attend and present at industry tradeshows and also intend to market our products through television, radio, print and outdoor advertising.  Advertising costs will be funded primarily through cooperative advertising programs established by the manufacturers of the products.  Under these programs, most dealers have access to certain capital per unit sold during the previous year.  It is our strategy to acquire and use the maximum amount of advertising funds available to us.

Since our online store has been operated only since 2006, we currently do not have strong brand identity or brand loyalty.  We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our online store and developing additional relationships with suppliers and securing contracts to directly ship our products.  In order to attract customers to our online store and respond to competitive pressures, we may be forced to spend substantial funds to create and maintain brand recognition among consumers and suppliers.  We believe that advertising rates and the cost of our advertising campaigns in particular, could increase substantially in the future.  If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our online store will also depend on our success in consistently providing high-quality products to our customers.  Since we rely on suppliers to directly ship products purchased to our customers, if our suppliers do not ship quickly, or if our consumers do not perceive the products we offer as superior, the value of the our San West brand could be harmed.  Any brand impairment or dilution could decrease the attractiveness of San West to one or more of these groups, which could harm our business, results of operations and financial condition.

Supplier Relationships

We have cultivated and maintained good relationships with our kart and accessory suppliers.  We have a team of employees dedicated to enhancing our relationship with existing suppliers and develop relationships with prospective suppliers.

Competition

The off-road power sports retailing industry is highly competitive with respect to price, service, location and selection.  There are an estimated 4,000 retail stores throughout the United States.  We compete with numerous dealerships in each of our market segments, many of which are large and have significant financial and marketing resources.  We also compete with private market buyers and sellers of used off-road kart dealers that sell used karts and other power sports products, service center chains and independent shops for service and repair business.  Some of these businesses are capable of operating on smaller gross margins than those on which we are capable of operating because they have lower overhead and sales costs.

In many states, dealerships have an exclusive five to 10-mile franchised territory, similar to automobile dealerships.  While franchised territories can sometimes restrict market entry and subsequently market penetration; franchise restrictions can likewise provide protection from over-saturation.

The principal competitive factors include size of customer base, customer loyalty, product breadth, availability of service, pricing and brand recognition.

We believe that the following competitive strengths enable us to compete effectively and to capitalize on the growth of the off-road kart market in the U.S. and distinguish us from our competitors:

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Exclusivity for Key Brands.  In San Diego, California we have exclusive rights to sell key brands which limits direct competition to our core target consumer base.

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Excellent Service Infrastructure.  We have the ability to service all makes and models including imports, which enables us to attract and expand our consumer service base and create potential for up-selling.

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Excellent Sales Force and Comprehensive Customer Service.  We place significant emphasis on technology, personnel and training to facilitate consistently superior customer service and support, which we believe is critical to our long-term success.

Intellectual Property

Our intellectual property rights include trademarks and Internet domain names, discussed above, associated with the names “Buggy Nation,” “Offroad Spot,” “BMS Turbo,” “JoynerTurbo,” “Roketaturbo,” “Letzgoracingoffroadcenter” and “Merchantdirectdepot” and copyright and other rights associated with our websites and other aspects of our business.

We regard our intellectual property as a factor contributing to our success going forward.  We rely on trademark and copyright law, trade secret protection, noncompetition and confidentiality agreements with our employees to protect our intellectual property rights.  We require our employees to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us.

In addition, we may depend on certain proprietary information such as sales data, strategies, customer lists, ideas, along with our management’s expertise in assessing potential investments, clients and marketing and other networking services, contracts and service agreements, and as such, our business depends on that proprietary information.  We believe we adequately safeguard this information.

We use the brand name San West Inc. on our online stores.  We do not own or license rights to the products we sell from our online store.  As a result, the products we resell or our brand name may infringe on the intellectual property rights of others, and our assertions of intellectual property rights may not be enforceable or provide protection against competitive products or otherwise be commercially valuable.  Moreover, enforcement of intellectual property rights typically requires time consuming and costly litigation.  It is always possible that others will independently develop substantially similar products.

Government Regulation

Our business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards.  Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property.  Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes.  Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater.  Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities.  Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

Business operations subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels.  Our business is also subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at our properties.  Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates.  Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures on our part, some of which may be material.

Employees

As of the date of this prospectus, we have seven employees, all of whom are employed at our Santee, California dealership.  All of our employees were employed on a full-time basis including two executives, one salesperson, one administrative person, two service technicians and one clerical person.  We are not a party to a collective bargaining agreement with our employees and we believe that our relationship with our employees is satisfactory.

We do not currently anticipate that we will hire any additional employees in the next six months.  However, as our operations expand, we will need to employ the persons that we may need.  We do not feel that we would have any difficulty in locating needed help in Southern California.

From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development.  We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial personnel.

Properties

Our principal executive offices are located at 10350 Mission Gorge Road, Santee, California 92020, which is also the office and showroom for our San Diego dealership.  We lease this facility.  On August 12, 2008 we entered into a new lease for this facility, effective as of August 13, 2008 and continuing through July 31, 2013, at a rental rate of $13,500 per month.

Legal Proceedings

We are not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation.  We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information concerning the directors and executive officers of San West as of the date of this prospectus:

Our directors and executive officers are:

Name	Age	Position(s)	Position(s) Held Since
Frank J. Drechsler	42	Chief Executive Officer, Chairman of the Board, Chief Financial Officer, Principal Accounting Officer, and Secretary	2009
Richard Gonzales	31	Director	2010

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  The number of the directors may be fixed from time to time by resolution duly passed by our board.  Our board has fixed the number of our directors at two.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal.  Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.  There are no family relationships among our directors and officers.

We may employ additional management personnel, as our board of directors deems necessary.  We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for our directors and executive officer is set forth below.

Frank J. Drechsler has been our chief executive officer and one of our directors since our inception, and currently serves as our chief financial officer and corporate secretary.  Since 2002, Mr. Drechsler has been an officer and director of Krinner USA, Inc., a privately-held Nevada corporation (“Krinner”) which markets and sells Christmas tree stands designed in Germany.  Mr. Drechsler also works as a sales agent for Krinner but receives no compensation from Krinner when its products are sold on our online store.  Since July 2001, Mr. Drechsler has also been the president, secretary and a director of Finger Tip Drive, Inc., a Nevada corporation, which provides online computer data storage services.  From October 1998 to May 2001, Mr. Drechsler was the president and a director of Pacific Trading Post, Inc., a Nevada corporation, which marketed and sold products on the Internet within the outdoor sports industries, specifically in the areas of skate, surf and snow.  In January 1998, Mr. Drechsler co-founded and developed the business model for skatesurfsnow.com, where he was responsible for the day-to-day operations.  During 1997, Mr. Drechsler was self-employed as a consultant and helped start up companies develop sales and marketing programs.  From 1995 to December 1996, Mr. Drechsler was the international sales manager for Select Distribution.

Mr. Drechsler graduated from California State University, Fullerton with a Bachelor of Science degree in International Business in 1992.  Mr. Drechsler was previously an officer and director of Zowcom, Inc. a Nevada corporation, JPAL, Inc., a Nevada corporation, and Expressions Graphics, Inc., a Nevada corporation, all of which are reporting companies.  Mr. Drechsler is not an officer or director of any other reporting company.

Richard Gonzales has served as Air Traffic Controller for the Federal Aviation Administration and the U.S. Navy.  His education foundation is with Embry Riddle University with a Major in Professional Aeronautics and Minor in Airport Management.  Since 2004, Mr. Gonzales has focused on the market for on-line sales, particularly off-road and sport vehicles.

From 2005 to 2009, Mr. Gonzales opened and quickly grew www.countyimports.com a/k/a www.countrymotorsports.com to a multi million dollar sales enterprise that consisted of two brick and mortar locations, and one logistics warehouse as well as the second largest online motorsports entity in the market.  In 2009, Mr. Gonzales merged www.countyimports.com with the registrant.

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors.  However, we have adopted charters for these committees, in the event that we elect to implement them.  Copies of the charters for each proposed committee are attached to this prospectus as exhibits.

The responsibilities of these committees are fulfilled by our board of directors and all of our directors participate in such responsibilities, none of whom is “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as our financial constraints have made it extremely difficult to attract and retain qualified independent board members.  In addition, we do not currently have an “audit committee financial expert” as such term is defined in the Securities Act.  Since we do not have any of the subject committees, our entire board of directors participates in all of the considerations with respect to our audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

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A director who is, or at any time during the past three years was, employed by the company;

•

A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.  Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d).

•

A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.

•

A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•

A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of our board of directors at a later date, depending upon our ability to reach and maintain financial stability.

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee.  The board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting.  In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our size and the size of our board, at this time, do not require a separate nominating committee.  When evaluating director nominees, our directors consider the following factors:

•

The appropriate size of our board of directors;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

•

Experience in political affairs;

•

Experience with accounting rules and practices; and

•

The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in our best interests as well as our stockholders.  In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service.  Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the board are polled for suggestions as to individuals meeting the criteria described above.  The board may also engage in research to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.  The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the directors and certain of the officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the Securities and Exchange Commission.  Such persons are also required to furnish management with copies of all forms so filed.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, we are not aware of any persons who during the year ended December 31, 2008, were directors, officers, or beneficial owners of more than 10 percent of our common stock, and who failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during such fiscal year.

Communication with Directors

Stockholders and other interested parties may contact any of our directors by writing to them at San West, Inc., 10350 Mission Gorge Road, Santee, California 92071, Attention: Corporate Secretary.

Our board has approved a process for handling letters received by us and addressed to any of our directors.  Under that process, the Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by us that is addressed to members of the board and request copies of such correspondence.

Conflicts of Interest

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of San West and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our stockholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Code of Ethics for Senior Executive Officers and Senior Financial Officers

We have adopted an amended Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to our president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer.  The code provides as follows:

•

Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by us with the Securities and Exchange Commission or disclosed to our stockholders and/or the public.

•

Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by us in our public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.

•

Each officer shall promptly notify our general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or our Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in our financial reporting, disclosures or internal controls.

•

Each officer shall immediately bring to the attention of our general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to us and the operation of our business, by us or any of our agents.

•

Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on our board of directors.  Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We have posted a copy of our Code of Ethics on our website at www.buggyworld.net.  In addition, we have filed a copy of our Code of Ethics as Exhibit 10.3 to our filing on Form 8-K/A filed with the Securities and Exchange Commission on June 9, 2009.  We will provide to any person without charge, upon request, a copy of our Code of Ethics.  Any such request should be directed to our corporate secretary at 10350 Mission Gorge Road, Santee, California 92071, telephone (619) 258-8770, and telecopier (619) 449-9064, or by e-mail frank@buggyworld.net.  The information contained in our website shall not constitute part of this prospectus.

Our principal executive offices are located at 10350 Mission Gorge Road, Santee, California 92071.  Our email address is frank@buggyworld.net.

Summary of Cash and Certain Other Compensation

At present we have only two executive officers.  The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

•

A base salary;

•

A performance bonus; and

•

Periodic grants and/or options of our common stock.

Base Salary.  Our chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus.  A portion of each officer’s total annual compensation is in the form of a bonus.  All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive.  Stock options are granted to executive officers based on their positions and individual performance.  Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers.  The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.  See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”

Summary Compensation Table

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer, chief financial officer and the other highest-paid executive officers serving as such at the end of 2009 whose compensation for that fiscal year was in excess of $100,000.  The individuals named in the table will be hereinafter referred to as the “Named Officers.”  No other executive officer of San West received compensation in excess of $100,000 during fiscal year 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Harry Masuda (1)	2007	180,000	-0-	-0-	-0-	-0-	-0-	3,100	183,100
Harry Masuda (1)	2008	90,000	-0-	-0-	-0-	-0-	-0-	3,200	93,200
Harry Masuda (1)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Frank J. Drechsler (2)	2009	-0-	-0-	-0-	-0-	-0-	-0-
Bryan Britton (2)	2009	130,000	-0-	-0-	-0-	-0-	-0-

__________

(1)

Our former chief executive officer.  The other compensation for Mr. Masuda represents corporate office allowance of $800 per quarter for use of his home and facilities for our business during 2007 and an allowance of $200 per month for 2008.  As a result of the Merger, Mr. Masuda was replaced as our chief executive officer.  See “Business – The Merger.”

(2)

Our current chief operating officer.  Mr. Drechsler became our chief executive officer as a result of the Merger.  See “Business – The Merger.”

(3)

Our former chief financial officer.  Mr. Britton became our chief financial officer as a result of the Merger, but resigned on May 10, 2010.  See “Business – The Merger.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers as of the end of our last completed fiscal year, December 31, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
H. Masuda (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
F. Drechsler (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
B. Britton (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1)

Our former chief executive officer.  As a result of the Merger, Mr. Masuda was replaced as our chief executive officer.  See “Business – The Merger.”

(2)

Our current chief operating officer.  Mr. Drechsler became our chief executive officer as a result of the Merger.  See “Business – The Merger.”

(3)

Our former chief financial officer.  Mr. Britton became our chief financial officer as a result of the Merger, but resigned on May 10, 2010.  See “Business – The Merger.”

Director Compensation

The following table provides concerning the compensation of our directors as of the end of our last completed fiscal year, December 31, 2008, and for the nine months ended September 30, 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Frank J. Drechsler (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Bryan Britton (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1)

Our chief executive officer.  Mr. Drechsler became our chief executive officer as a result of the Merger.  See “Business – The Merger.”

(2)

Our former chief financial officer.  Mr. Britton became our chief financial officer as a result of the Merger, but resigned on May 10, 2010.  See “Business – The Merger.”

Our newest director, Richard Gonzales, has received in consideration of his efforts on our behalf, 5,000,000 shares of our common stock.

Employment Agreements

As of the date of this prospectus, we do not have any employment agreements with our employees.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On December 22, 2009, the Public Accounting Oversight Board revoked the license of the Blackwing Group, LLC, the former auditor of our wholly-owned subsidiary, San West, Inc. before the Merger, who opined on our 2008 financial statements.  As a result, L.L. Bradford & Company, LLC, our current auditors have audited our financial statements for 2008.  The 2008 financial statements as of December 31, 2008 have been restated accordingly.

CERTAIN TRANSACTIONS

Due to the Merger, several of our officers and directors received shares of our common stock.  See “Business – The Merger.”

PRINCIPAL STOCKHOLDERS

The following table presents information regarding the beneficial ownership of all shares of our common stock as of the date of this prospectus by:

•

Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

•

Each director of San West;

•

Each named executive officer of San West; and

•

All directors and officers of San West as a group.

Name and Address of Beneficial Owner (1)	Number	Percent
Frank J. Drechsler (3)	30,011,780	18.97%
Richard Gonzales (5)	5,000,000	3.16%
All directors and officers as a group (two persons)	35,011,780	21.87%
Vladimir Cood	19,855,555	12.40%
Steven Warfield	9,333,333	5.83%
Gemini Master Fund, Ltd. (5)	9,609,249	6.00%

(1)

Unless otherwise indicated, the address for each of these stockholders is c/o San West, Inc., 10350 Mission Gorge Road, Santee, California 92069.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC.  For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding is 161,869,550 as of the date of this prospectus, including 154,246,540 shares issued and outstanding and 7,623,010 shares due upon the conversion of certain promissory notes.

(3)

Mr. Drechsler is our chairman and chief executive officer.

(4)

Mr. Gonzales is one of our directors.

(5)

On February 4, 2010, San West entered into a Securities Purchase Agreement with Gemini Master Fund, Ltd., whereby we agreed to issue and sell, and Gemini agreed to purchase, upon the terms and conditions contained in the Securities Purchase Agreement, a convertible note in the amount of $150,000. The note is due on February 1, 2011. As of June 9, 2010, the note is convertible into 7,859,375 shares of our common stock, notwithstanding that Gemini, at its election, will only convert so much of the note so as to limit its ownership of our stock to no more than 4.9 percent of our outstanding common stock. In addition to the note, Gemini, as of June 9, 2010, also owns 5,533,162 shares of our common stock, bringing Gemini potential ownership to 6.88 percenet of our outstanding common stock. The address for Gemini is c/o Gemini Strategies, LLC, 135 Liverpool Drive, Suite C, Cardiff, California 92007. The person who directly or indirectly, exercises voting and investment control over the securities held by Gemini is Steven Winters, president of Gemini Strategies, LLC.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, 21.87 percent of our outstanding common stock.  As a result, these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•

The operation of which may at a subsequent date result in a change in control of San West; or

•

With respect to the election of directors or other matters.

SELLING STOCKHOLDER

Based upon information available to us as of June 9, 2010 the following table sets forth the name of the selling stockholder, the number of shares of common stock owned, the number of shares of common stock registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold.  The information provided in the table and discussions below has been obtained from the selling stockholder.  The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.  As used in this prospectus, “selling stockholder” includes donees, pledges, transferees or other successors in interest selling shares of our common stock received from the named selling stockholder as a gift, pledge, distribution or other non sale-related transfer.

Provided, however, notwithstanding anything to the contrary in the Investment Agreement, in no event shall Dutchess be entitled to purchase that number of shares of our common stock, which when added to the sum of the number of shares of our common stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by Dutchess, would exceed 4.99 percent of the number of shares of our common stock outstanding on any Closing Date under the Investment Agreement, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

We previously entered into an Investment Agreement, effective June 28, 2004, with the selling stockholder to raise up to $10,000,000 through an equity line of credit.  On August 20, 2004 , we registered an aggregate of 38,000,000 shares of common stock under a registration statement on Form SB-2 for issuance and sale under that equity line of credit.  Pursuant to the Investment Agreement, the selling stockholder acquired 137,500 shares of our common stock in exchange for approximately $47,300 during January 2006, 607,500 shares for approximately $175,000 during March 2006, 110,100 shares for approximately $32,900 during April 2006, 31,000 shares for $4,900 during June 2006, 284,400 shares for $50,000 during July 2006, 878,500 shares for $145,300 during August 2006, 188,000 shares for $25,000 during September 2006, 246,400 shares for $31,000 during October 2006, 388,800 shares for $42,000 during November 2006, and 1,007,800 shares for approximately $90,300 during December 2006.  In addition, under that equity line of credit, we registered an aggregate of 20,000,000 shares of common stock under a registration statement on Form SB-2 on August 20, 2004, an aggregate of 35,337,091 shares of common stock under a registration statement on Form SB-2 on June 27, 2007, and an aggregate of 16,917,464 shares of common stock under a registration statement on Form S-1 on January 2, 2008.  Pursuant to the Investment Agreement, the selling stockholder acquired 557,166 shares of our common stock in exchange for approximately $6,908 during February 2008, 440,000 shares for approximately $5,460 during March 2008, 1,276,000 shares for approximately $13,398 in April 2008, 2,225,725 shares for approximately $23,573 in May 2008, 1,829,502 shares for approximately $17,380 in June 2008, 2,868,144 shares for approximately $19,905 in July 2008, 3,558,065 shares for approximately $22,133 in August 2008, 2,644,135 shares for approximately $14,783 in September 2008, and 349,200 shares for approximately $1,573 in October 2008.

In November 2006, we entered into a loan transaction with the selling stockholder, and issued to the selling stockholder a Promissory Note (the “First Note”) with a face value of $1,200,000, with net proceeds to us from the transaction of $1,000,000 and an imputed annual rate of interest of 43.278 percent.  The First Note matures on August 31, 2007.  Repayment of the face value will be made monthly in the amount of $120,000, plus 50 percent of any proceeds raised over $120,000 per month from puts issued by us as collateral.  Thirty such puts were issued and are to be used only in the case of a default under the terms of the loan agreement.  If the First Note’s face value is not paid off by maturity, we will be required to pay an additional 10 percent on the face value of the First Note, plus 2.5 percent per month, compounded daily, until the First Note is paid off.  We may be required to pay penalties if certain obligations under the First Note are not met.  If we raise financing of more than $2,000,000, the selling stockholder may require that we use the balance of any amount over $2,000,000 to pay any amounts due on the First Note.  We issued 500,000 Holder Shares, which will carry piggyback registration rights in the next registration statement that we file.  We will be required to issue an additional 500,000 shares each time an eligible registration statement is filed and the Holder Shares are not included.

In May 2007, we entered into a loan transaction with the selling stockholder and issued a Promissory Note (the “Second Note”) with a face value of $462,000.  The net proceeds from the transaction, approximately $385,000, will be used for general working capital.  Pursuant to terms of the Second Note, payments made to the selling stockholder in satisfaction of the Second Note shall be in an amount of the greater of 1) 100 percent of proceeds raised from puts given to the selling stockholder, exceeding a threshold amount of $120,000 per month, or $51,333.00 per month on the face amount of the Second Note.  The Second Note matures on April 15, 2008.  Repayment of the Second Note will be made monthly in the amount of:

•

100 percent of any proceeds raised over $120,000 per month from puts made pursuant to the Investment Agreement; or

•

$51,333.00, whichever is greater.

The payment shall be made on the 15th of each month or upon immediately available funds exceeding the threshold amount of proceeds raised from puts.  If we raise financing of more than $2,000,000, the selling stockholder may require that we use the balance of any amount over $2,000,000 to pay any amounts due on the Second Note.  If the Second Note is not paid in full by the maturity date, the face value of the Second Note will be increased by 10 percent as an initial penalty, and we will pay an additional 2.5 percent per month on the face value, compounded daily, until paid in full.  Upon each and every event of default (as defined in the Second Note).  The selling stockholder may also increase the face value of the Second Note by 10 percent and an additional 2.5 percent per month, compounded daily until the default is cured or the Second Note is paid in full.  The selling stockholder may also elect to stop any further funding of us (excluding the Equity Line of Credit), or may switch any residual amount of the face value of the Second Note not paid at maturity into a three-year convertible debenture.  This amount of indebtedness under the Second Note may not be reduced or relieved by our issuance of common shares under the Investment Agreement.

If the selling stockholder so chooses, we have 10 days to file a registration statement for the shares issuable upon conversion of the convertible debenture equal to 300 percent of the residual amount, plus interest and liquidated damages.  If we do not file the registration statement within 10 days, or the registration statement is not declared effective within 60 days, the residual amount will be increased by $5,000 per day.  Moreover, if we have an opportunity to accelerate the effectiveness of the registration statement but fails to do so, the residual amount will increase by $5,000 per day commencing the date the statement would have been declared effective.  The conversion rate will be the lesser of 50 percent of the lowest closing bid price for the previous 15 days or 100 percent of the lowest bid price for the preceding 20 days.  If the selling stockholder does not elect to convert the debenture into common stock prior to maturity, it will automatically be converted into shares upon maturity.  Finally, the selling stockholder may increase the monthly payment amount to fulfill the repayment of the residual amount.  If we do not cooperate, the selling stockholder may elect to increase the face value of the Note by 2.5 percent per day, compounded daily.

We do not intend to use the proceeds from the equity line agreement to repay the Dutchess notes and that we are currently exploring other sources to repay such notes and we believe we will have the same ability to repay the indebtedness with or without the funds from the equity line.

The Second Note also provides that we will not enter into any additional financing agreements without the selling stockholder’s express written consent.  We also may not file any registration statement which includes any of our common stock exceeding one million shares, including those on Form S-8 exceeding 800,000 shares, until the Second Note is paid in full or the selling stockholder gives written consent (the selling stockholder has agreed to allow one registration statement on Form S-1 not to exceed 25,000,000 shares as a shelf registration).  If we issue any shares to a third party while the Second Note is outstanding under terms the selling stockholder deems more favorable to the third party, the selling stockholder may elect to modify the terms to conform to the more favorable term or terms of the third party financing.  We have issued to the selling stockholder 250,000 shares of unregistered restricted common stock as an incentive for entering into the Second Note, and have paid closing costs and related expenses of $35,000 associated with the transaction.

On January 6, 2009, we entered into an Investment Agreement with the selling stockholder to raise up to an additional $10,000,000 through an equity line of credit.

On December 18, 2009, we entered into an Investment Agreement with the selling stockholder to raise up to an additional $10,000,000 through an equity line of credit.

The foregoing transactions with the selling stockholder did not have material impact on the market price of our common stock, although stock price usually decreases upon the occurrence of such a transaction.  Except as described above, to our knowledge, the selling stockholder has not had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

Beneficial Ownership of Common Shares Prior to this Offering			Number of Shares to be Sold Under this Prospectus (1)	Beneficial Ownership of Common Shares after this Offering
Selling Stockholder	Number of Shares(2)	Percent of Class		Number of Shares	Percent of Class
Dutchess Opportunity Fund, II, LP (4)	2,093,145	0.0136	12,686290 (3)	-0-	-0-

(1)

These numbers assume the selling stockholder sells all of its shares after the completion of the offering.

(2)

In addition to the shares to be issued pursuant to the Equity Line of Credit, we have issued to Dutchess $400,000 worth of our common stock, or 2,093,145 shares as a Commitment Fee.  The amount of shares to be issued was determined by dividing the amount of the Commitment Fee by the lowest closing Best Bid price of our common stock for the 10 Trading Days immediately preceding December 18, 2009, the date of the Investment Agreement.  Such shares are covered by the Registration Rights Agreement executed in connection with the Investment Agreement, and are covered by the registration statement with respect to this prospectus.

(3)

The number of shares set forth in the table represents an estimate of the number of common shares to be offered by the selling stockholder. We have assumed the sale of all of the common shares offered under this prospectus will be sold. However, as the selling stockholder can offer all, some or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will offer or sell under this prospectus.

(4)

Douglas Leighton and Michael Novielli are the managing members of Dutchess Capital Management II, LLC, which is the general partner of Dutchess Opportunity Fund, II, LP, and share dispositive power over the shares.

DESCRIPTION OF SECURITIES

The authorized capital stock of San West consists of 300,000,000 shares of common stock, no par value per share (the “common stock”) and 50,000,000 shares of preferred stock, no par value per share (the “preferred stock”).  As of the date of this prospectus, 154,246,540 shares of our common stock were issued and outstanding.  No shares of our preferred stock are issued and outstanding.

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of San West’s articles of incorporation and bylaws.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights.  The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock.  The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters.  The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock.  Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of San West.  As of the date of this prospectus, our board has issued no shares of our preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.  The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above.  In the event of the dissolution, liquidation or winding up of San West, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of California.  Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors.  All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of California provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of San West with any corporation, or any liquidation or disposition of any substantial assets of San West.

Options

As of the date of this prospectus, we have not issued any options to purchase shares of our common stock, although we may do so in the future.  However, on July 21, 2009, our board of directors adopted the 2009 San West Long Term Equity Incentive Plan (the “Stock Incentive Plan”).  See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”  No equity awards have been issued under the Stock Incentive Plan as of the date of this prospectus.

Transfer Agent

The transfer agent of our common stock is First American Stock Transfer, Inc., 4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014, telephone (602) 485-1346 and telecopier (602) 788-0423.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action.  These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of San West are managed under the direction of our board of directors, which currently consists of two members.  The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.  Our board of directors may not have less than one member.  There is no limit on the maximum size of our board.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our bylaws provide that a special meeting of our stockholders may only be called by:

•

Our chairman of the board, or our president if there is no chairman;

•

The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

•

Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner.  Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.  Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

The next annual meeting of our stockholders will be held in 2010, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law.  In addition, San West is authorized to indemnify its agents, including without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissible under California law, and in excess of that expressly permitted by Section 317 of the California Corporations Code.

Our bylaws contain similar indemnification and limitation of liability provisions.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling San West under the indemnification provisions, or otherwise, San West is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the California Corporations Code.  As permitted by California law, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of San West.  To the fullest extent allowed by the California Corporations Code, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability.  However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time.  Under the terms of this offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by San West in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale.  Such shares may be sold only pursuant to an effective registration statement filed by San West or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

•

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

•

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities.

•

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

We will publish information necessary as required by the Exchange Act to permit transfer of the common stock in accordance with Rule 144 of the Securities Act.  However, the investor is cautioned that on the effective date of this prospectus, there is only limited trading in the shares of our common stock.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and sell up to an aggregate of 12,68,290 shares at such times and at such places as they choose.  The decision to sell any shares is within the sole discretion of the holder thereof.

The distribution of the common stock by a selling stockholder may be effected from time to time in one or more transactions.  Any of the common stock may be offered for sale, from time to time, by a selling stockholder, or by permitted transferees or successors of the selling stockholder, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise.  The common stock may be sold by one or more of the following:

•

On the OTCBB or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

•

Through one or more dealers or agents (which may include one or more underwriters).

•

Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•

Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•

Ordinary brokerage transactions.

•

Transactions in which the broker solicits purchasers

•

Directly to one or more purchasers.

•

 A combination of these methods.

Dutchess and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

In connection with the distribution of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholder.  A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction.  A selling stockholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may affect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction.  In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed.  Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate.  Any fixed public offering price and any discounts and concessions may be changed from time to time.  Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder.  The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, a selling stockholder  will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by a selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder.  We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $20,000.  If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.  In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Norman T. Reynolds Law Firm.

EXPERTS

The financial statements for the two most recent fiscal years ended December 31, 2009 and 2008 have been audited by L. L. Bradford & Company, LLC, independent registered public accounting firm, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year.  In addition, we will furnish our stockholders with a proxy statement as required by the Exchange Act covering matters to be voted upon at our annual meeting of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the shares being offered in this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC.  The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549.  Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to San West and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus.  Any such information or representation must not be relied upon as having been authorized.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

We are subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K.  Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants.  These filings will be a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

SAN WEST, INC.

UNAUDITED REPORT ON CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

CONTENTS

PAGE

PART I - FINANCIAL INFORMATION

Item 1.

Financial Statements

Consolidated Balance Sheets as of March 31, 2010 (Unaudited)

and December 31, 2009

F-1

Consolidated Statements of Operations (Unaudited)

For the Three Months Ended March 31, 2010 and 2009

F-2

Consolidated Statement of Stockholders' Equity (Unaudited)

For the Three Months Ended March 31, 2010

 F-3

Consolidated Statements of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2010 and 2009

F-4

Notes to Consolidated Financial Statements (Unaudited)

F-5-16

San West, Inc.
Consolidated Balance Sheets

	March 31,	December 31,
ASSETS	2010	2009
CURRENT ASSETS
Cash	$ 47,804	$ 50,659
Accounts receivable	6,694	840
Inventory (Note B)	232,501	287,921
Other current assets	36,765	33,897
Total current assets	323,764	373,317

Fixed assets (Note C)	130,226	130,226
Accumulated depreciation	(37,434)	(31,974)
Net fixed assets	92,792	98,252

Deposits	12,599	12,599
Goodwill (Note D)	234,100	234,100
Total assets	$ 663,255	$ 718,268

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable (Note E)	$725,169	$749,257
Other current liabilities	176,276	187,689
Floorplan notes payable (Note F )	108,679	117,962
Convertible promissory notes (Note G)	150,000	-
Notes payable (Note H)	276,000	510,000
Subsidiary purchase-current portion (Note I)	29,000	32,292

Total current liabilities	1,465,124	1,597,200

Subsidiary purchase (Note I)	227,112	223,820
Loans from shareholder (Note J)	216,950	216,950
Total liabilities	1,909,186	2,037,970

Commitments and contingencies

STOCKHOLDERS' DEFICIT (Note K)
Preferred stock, no par value, 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, no par value, 300,000,000 shares authorized; issued and outstanding 146,446,540 and 124,960,826 at March 31, 2010 and December 31, 2009, respectively.	3,032,743	2,028,648
Common stock payable	461,905	439,825
Accumulated deficit	(4,740,579)	(3,788,175)
Total stockholders' deficit	(1,245,931)	(1,319,702)
Total liabilities and shareholder's deficit	$ 663,255	$ 718,268

The accompanying notes are an integral part of these financial statements

San West, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenue	$ 493,615	$ 179,423
Cost of goods sold	358,123	113,879

Gross profit	135,492	65,544

Expenses
Selling, general and administrative	924,442	215,547

Total expenses	924,442	215,547

Loss from operations	(788,950)	(150,003)

Other income (expense)
Other income	4	-
Amortization of beneficial conversion feature	(150,000)	-
Amortization of deferred financing costs	(862)	-
Interest expense	(12,596)	(10,151)
Total other income (expense)	(163,454)	(10,151)
Net loss	$ (952,404)	$ (160,154)

Net (loss) per common share basic	$ (0.01)	$ (0.00)
Weighted average shares outstanding basic and diluted	134,487,651	76,307,556

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Convertible promissory notes	3,991,350	7,727,890

The accompanying notes are an integral part of these financial statements

San West, Inc.
Consolidated Statement of Stockholders' Deficit

	Common Stock			Accumulated	Total Stockholders'
	Shares	Amount	Payable	Deficit	Deficit
Balances December 31, 2009	124,960,826	$ 2,028,648	$ 439,825	$ (3,788,175)	$ (1,319,702)
Issuance of common stock for cash
weighted average price of $.070	935,714	65,500	(65,500)		-
Common stock issued for services
weighted average price of $.111	5,000,000	552,925			552,925
weighted average price of $.062	1,300,000	80,670	(80,670)		-
weighted average price of $.119			89,250		89,250
Shares exchanged for debt
weighted average price of $.013	14,250,000	155,000	79,000		234,000
Beneficial conversion feature
of convertible note		150,000			150,000
Net loss				(952,404)	(952,404)
Balances March 31, 2010 (Unaudited)	146,446,540	$ 3,032,743	$ 461,905	$ (4,740,579)	$ (1,245,931)
The accompanying notes are an integral part of these consolidated financial statements

San West, Inc.
Consolidated Statements of Cash Flows (Unaudited)
	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$ (952,404)	$ (160,154)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation	5,460	5,688
Stock compensation expense	642,175	-
Amortization of beneficial conversion feature	150,000	-
Changes in operating assets and liabilities:
Change in accounts receivable	(5,854)	850
Change in inventory	55,420	31,188
Change in other current assets	(2,868)	6,801
Change in deposits	-	(979)
Change in accounts payable	(24,088)	(44,456)
Change in floorplan notes payable	(9,283)	(30,588)
Change in other current liabilities	(11,413)	106,583

Net cash used by operating activities	(152,855)	(85,067)

Cash flows from investing activities:
Investment in merger	-	(25,000)

Net cash provided by investing activities	-	(25,000)

Cash flows from financing activities:
Proceeds from the issuance of common stock	-	192,500
Stock sale offering costs	-	(68,499)
Proceeds from loans	150,000	-
Proceeds from shareholder loans	-	18,605
Payments on notes payable	-	(6,000)

Net cash provided by financing activities	150,000	136,606

Net increase (decrease) in cash	(2,855)	26,539
Cash, beginning of period	50,659	5,593
Cash, end of period	$ 47,804	$ 32,132

Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -

Other non-cash investing and financing activities:
Shares issued as compensation	$ 642,175	$ -
Shares issued for debt	$ 234,000	$ -

The accompanying notes are an integral part of these financial statements

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited financial statements of San West, Inc. as of March 31, 2010 and for the three months ended March 31, 2010and 2009 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting.  Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2009 as filed with the Securities and Exchange Commission as part of our Form 10-K filed on April 15, 2010.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included.  The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

San West, Inc. (formerly Human BioSystems Acquisition Company) (“San West”, “the Company”, or “we”) is a Nevada Corporation, established in July, 2001.  The Company designs, manufacturers, sells and repairs off-road buggies, and additionally provides after market performance products and accessories for buggies. Its products are sold both at a physical location and online while the buggy repair services are sold and fulfilled at the physical location. Its primary service outlet, “Letz Go Racing Off-Road Center” is located in Huntington Beach, California and provides customers with modification parts, accessories and repair services for off-road buggies built in China for the U.S. market.

In August 2008, the Company purchased 100% of the outstanding stock of Buggy World, Inc. With the acquisition of Buggy World, San West expanded their presence in the southern California retail market.  The accompanying financial statements reflect the activity of Buggy World since its acquisition.

On June 5, 2009, San West completed a reverse merger with Human BioSystems by merging with Human BioSystems Acquisition Company a wholly owned subsidiary of Human BioSystems  Upon becoming effective, 1) 100% of San West outstanding common stock was exchanged for 65,396,320 shares of Human BioSystems common stock, 2) Human BioSystems Acquisition Company became the surviving entity and assumed all San West assets and liabilities and 3) Human BioSystems Acquisition Company changed its name to San West, Inc.  The authorized capital stock of San West, Inc (formerly Human BioSystems Acquisition Company) is 400,000,000 shares of common stock no par value and 50,000,000 shares of preferred stock no par value.  The merger was accounted for as a “reverse merger”, wherein Human BioSystems Acquisition Company and Human BioSystems are treated as the acquiree for accounting purposes meaning the historical earnings, assets and liabilities of San West, Inc (pre merger) shall remain with the assets and liabilities of Human BioSystems Acquisition Company and Human BioSystems accounted for as a purchase by San West thus recapitalizing the previously reported financial position and statements of Human BioSystems.  Human BioSystems changed its name to San West, Inc. on July 31, 2009.  Herein, all references to “San West”, “the Company”, or “we” shall mean San West, Inc. and Human BioSystems, unless the context requires otherwise.  The Company is listed on the OTC Bulletin Board under the ticker symbol SNWT.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has sustained operating losses since inception and has an accumulated deficit of $4,740,579 and $3,788,175 at March 31, 2010 and December 31, 2009, respectively.  In addition, the Company had negative working capital of $1,141,360 and $1,223,883 at March 31, 2010 and December 31, 2009, respectively.

The Company has and will continue to use significant capital to grow and acquire market share.    These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of San West (formerly Human BioSystems, Inc.) and its subsidiary, Buggy World which is 100% consolidated in the financial statements.  All material inter-company accounts and transactions have been eliminated.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents may at times exceed federally insured limits.  To minimize this risk, the Company places its cash and cash equivalents with high credit quality institutions.

Accounts Receivable

Accounts receivable are reported at the customers' outstanding balances.  The Company does not have a history of significant bad debt and has not recorded any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  The Company evaluates receivables on a regular basis for potential reserve.

Inventory

The Company currently utilizes a “just-in-time” inventory system.  Inventories are valued at the lower of cost or market.  Cost is determined on an average cost basis.  Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.  The Company’s inventory consists primarily of vehicle parts and complete vehicles.

Property and Equipment

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment on a straight line basis at the following rates as applied to net depreciable value:

Computer equipment and software:

3 years

Furniture and fixtures:

5 – 7 years

Machinery and equipment

5 – 7 years

Leasehold improvements

7 years

Long-Lived Assets

Accounting for the Impairment or Disposal of Long-Lived Assets requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered.  The Company assesses recoverability of the carrying value of an asset by estimating the fair value of the asset.  If the fair value is less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Stock-Based Compensation

The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.  Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.  We use the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees.  In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate.  The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

Revenue

Revenue from the sale of parts, service and vehicles is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the delivery of the equipment and/or service to the customer.  Customer returns and exchanges for unused parts require a receipt, all sales on discounted items are final and the Company does not accept returns on special order or electrical items.  The Company does not provide warranties.  Warranties are generally provided by the manufacturer of the items we sell.

Cost of Goods Sold

Cost of goods sold is recognized with the associated parts, service and vehicle revenue and consists primarily of resale parts and vehicles.

Commissions

Commissions are recorded to different employees when they are earned by; selling parts, buggies and/or service.  Rates are different for each employee in different departments.

Advertising Costs

The Company expenses all advertising as incurred.  For the three months ended March 31, 2010 and 2009, the Company incurred approximately $27,659 and $11,675, respectively in marketing and advertising expense.

Earnings (Loss) per common share

The Company reports both basic and diluted earnings (loss) per share.  Basic loss per share is calculated using the weighted average number of common shares outstanding in the period.  Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the “if-converted” method.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized.  In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.  A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition.  In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes (Continued)

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.  Income tax provisions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods.  Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Recent Accounting Pronouncements

On July 1, 2009, the FASB officially launched the FASB ASC 105 - Generally Accepted Accounting Principles, which established the FASB Accounting Standards Codification (“the Codification”), as the single official source of authoritative, nongovernmental, U.S. GAAP, in addition to guidance issued by the Securities and Exchange Commission.  The Codification is designed to simplify U.S. GAAP into a single, topically ordered structure.  All guidance contained in the Codification carries an equal level of authority.  The Codification is effective for interim and annual periods ending after September 15, 2009.  Accordingly, the Company refers to the Codification in respect of the appropriate accounting standards throughout this document as “FASB ASC”.  Implementation of the Codification did not have any impact on the Company’s consolidated financial statements.

On June 30, 2009, the FASB issued Accounting Standard Update (ASU) No. 2009-01 (Topic 105) – Generally Accepted Accounting Principles – amendments based on – Statement of Financial Accounting Standards No. 168 –The FASB Accounting and Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.  Beginning with this Statement the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standard Updates.  This ASU includes FASB Statement No. 168 in its entirety.  While ASU’s will not be considered authoritative in their own right, they will serve to update the Codification, provide the bases for conclusions and changes in the Codification, and provide background information about the guidance.  The Codification modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative.  ASU No. 2009-01 is effective for financial statements issued for the interim and annual periods ending after September 15, 2009, and the Company does not expect any significant financial impact upon adoption.

In August 2009, the FASB issued ASU No. 2009-05 – Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value.  This ASU clarifies the fair market value measurement of liabilities.  In circumstances where a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: a technique that uses quoted price of the identical or a similar liability or liabilities when traded as an asset or assets, or another valuation technique that is consistent with the principles of Topic 820 such as an income or market approach.  ASU No. 2009-05 was effective upon issuance and it did not result in any significant financial impact on the Company upon adoption.

In September 2009, the FASB issued ASU No. 2009-12 – Fair Value Measurements and Disclosures (Topic 820) – Investments in Certain Entities That Calculate Net Asset Value per Share (or its equivalent).  This ASU permits use of a practical expedient, with appropriate disclosures, when measuring the fair value of an alternative investment that does not have a readily determinable fair value.  ASU No. 2009-12 is effective for interim and annual periods ending after December 15, 2009, with early application permitted.  Since the Company does not currently have any such investments, it does not anticipate any impact on its financial statements upon adoption.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In January 2010, the FASB issued ASU 2010-06 - “Fair Value Measurements and Disclosures—Improving Disclosures about Fair Value Measurements”, which requires new disclosures and reasons for transfers of financial assets and liabilities between Levels 1 and 2.  ASU 2010-06 also clarifies that fair value measurement disclosures are required for each class of financial asset and liability, which may be a subset of a caption in the consolidated balance sheets, and those disclosures should include a discussion of inputs and valuation techniques.  It further clarifies that the reconciliation of Level 3 measurements should separately present purchases, sales, issuances, and settlements instead of netting these changes.  With respect to matters other than Level 3 measurements, ASU 2010-

06 is effective for fiscal years and interim periods beginning on or after December 15, 2009.  New guidance related to Level 3 measurements is effective for fiscal years and interim periods beginning on or after December 15, 2010. We are currently evaluating the impact of ASU 2010-06 on our disclosures.

In January 2010, the FASB issued ASU No. 2010-10 – Consolidation (Topic 810) that amends accounting and disclosure requirements for a decrease in ownership in a business under existing GAAP standards for consolidations. It also clarifies the types of businesses that are in the scope of these consolidations. As required by this guidance, we retroactively applied the amendments as of January 1, 2009, which did not have a material impact on our financial statements or footnote disclosures.

In May 2009, the FASB issued FASB ASC 855, “Subsequent Events.”  This Statement addresses accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  FASB ASC 855 requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, the date issued or date available to be issued.  The Company adopted this Statement in the second quarter of 2009.  As a result the date through which the Company has evaluated subsequent events and the basis for that date have been disclosed in Note N, Subsequent Events.

In April 2009, the FASB issued an update to FASB ASC 820, “Fair Value Measurements and Disclosures,” related to providing guidance on when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly.  The update clarifies the methodology to be used to determine fair value when there is no active market or where the price inputs being used represent distressed sales.  The update also reaffirms the objective of fair value measurement, as stated in FASB ASC 820, which is to reflect how much an asset would be sold in and orderly transaction, and the need to use judgment to determine if a formerly active market has become inactive, as well as to determine fair values when markets have become inactive.  The Company adopted this Statement in the second quarter of 2009 without significant financial impact.

In April 2009, the FASB ASC 320, “Investments – Debt and Equity,” amends current other-than-temporary guidance for debt securities through increased consistency in the timing of impairment recognition and enhanced disclosures related to credit and noncredit components impaired debt securities that are not expected to be sold.  Also, the Statement increases disclosures for both debt and equity securities regarding expected cash flows, securities with unrealized losses, and credit losses.  The Company adopted this Statement in the second quarter of 2009 without significant impact to our financial statements.

In April 2009, the FASB issued an update to FASB ASC 825, “Financial Instruments,” to require interim disclosures about the fair value of financial instruments.”  This update enhances consistency in financial reporting by increasing the frequency of fair value disclosures of those assets and liabilities falling within the scope of FASB ASC 825. The Company adopted this update in the second quarter of 2009 without significant impact to the financial statements.

In April 2009, the FASB issued an update to FASB ASC 805, “Business Combinations,” that clarifies and amends FASB ASC 805, as it applies to all assets acquired and liabilities assumed in a business combination that arise from contingencies.  This update addresses initial recognition and measurement issues, subsequent measurement and accounting, and disclosures regarding these assets and liabilities arising from contingencies in a business combination.  The Company adopted this Statement in the second quarter of 2009 without significant impact to the financial statements.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

In November 2008, EITF issued new guidance under FASB ASC 350, “Intangibles – Goodwill and Other on accounting for defensive intangible assets.”  The new guidance applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining or using the asset (a defensive asset).  This guidance was adopted by the Company in January 2009 without impact to the financial statements.

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (Continued)

In May 2008, the FASB issued an update to FASB ASC 470, “Debt,” with respect to accounting for convertible debt instruments that may be settled in cash upon conversion including partial cash settlement.  This update applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB ASC 815, “Derivatives  and Hedging.”  Additionally, this update specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost recognized in subsequent periods. The update is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The Company does not currently have any debt instruments for which this update would apply.  This update was adopted in January 2009 without significant financial impact.

In December 2007, the FASB issued an update to FASB ASC 805, “Business Combinations” which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for the Company with respect to business combinations for which the acquisition date is on or after January 1, 2009.  The Company adopted this SFAS in the first quarter of 2009.

In December 2007, the FASB issued an update to FASB ASC 810, “Consolidation,” which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of noncontrolling owners.  This update is effective for the Company as of January 1, 2009.  The Company adopted this update in January 2009 without significant impact on the consolidated financial position, results of operations, and disclosures.

NOTE B – INVENTORY

Inventory is comprised of buggy vehicles and parts and stated at the lower of cost or market.  The following table represents the major components of inventory at March 31, 2010 and December 31, 2009:

	2010	2009
Parts	$99,244	$120,343
Vehicles	133,257	167,578

Inventory	$232,501	$287,921

Parts	1300-1320
Vehicle	1325-1345

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE C – FIXED ASSETS

Furniture and equipment are depreciated on a straight line basis over their estimated useful life from 3 – 7 years.  A majority of the fixed assets listed were acquired in the purchase of Buggy World in August of 2008.    Fixed assets consisted of the following at March 31, 2010 and December 31, 2009:

NOTE C – FIXED ASSETS (Continued)

	2010	2009
Computers	$8,419	$8,419
Furniture & fixtures	50,000	50,000
Machinery & equipment	62,891	62,891
Leasehold improvements	8,916	8,916
	130,226	130,226
Accumulated depreciation	(37,434)	(31,974)
Fixed assets, net	$92,792	$98,252

Depreciation expense for the three months ended March 31, 2010 and 2009 was $5,460 and $5,688, respectively.

NOTE D – GOODWILL

On August 20, 2008, the Company executed an Asset Purchase and Stock Transfer Agreement for 100% of the outstanding ownership interests in Buggy World, Inc.  The total purchase price was $613,202 paid with $350,000 cash and $263,202 of promissory notes to Cambio Enterprises. In 2008 the Company impaired $54,889 related to the Buggy World acquisition.

NOTE E – ACCOUNTS PAYABLE

Accounts payable at March 31, 2010 consisted of $651,442 of assumed Human BioSystems accounts, $4,234 of sales tax payable, $22,748 related to professional fees and $46,745 of trade payables.

Accounts payable at December 31, 2009 consisted of $668,642 of assumed Human BioSystems accounts, $6,599 of sales tax payable, $5,000 related to professional fees and $69,016 of trade payables.

NOTE F – FLOORPLAN NOTES PAYABLE

	March 31, 2010		December 31, 2009
	Inventory	Notes	Inventory	Notes
	Cost	Payable	Cost	Payable
Vehicles	$ 133,257	$ 108,679	$ 167,578	$ 117,962
Parts and accessories	99,244		120,343
	$ 232,501		$ 287,921

The floorplan notes payable, as shown in the above table, will generally be higher than the vehicle inventory cost due to the timing of the sale of a vehicle and payment of the related liability.  In 2010 and 2009, floorplan notes payable is lower than inventory cost as we have paid off floorplan notes with excess cash, including the proceeds from our stock sales.

We evaluate our vehicles at the lower of cost or market value approach for vehicles.  In 2009, due to a shift in consumer demand, we determined certain vehicles were recorded at values higher than book value.  Based on this determination, we recorded an impairment of $11,639 at December 31, 2009.  If the book value of our vehicles is more than fair value, we could experience losses on our used vehicles in future periods.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

All new vehicles are pledged to collateralize floorplan notes payable to floorplan providers. The floorplan notes payable bear interest, payable monthly on the outstanding balance, at a rate of interest that varies by provider.  The new vehicle floorplan notes are payable on demand and are typically paid upon the sale of the related vehicle.  As such, these floorplan notes payable are shown as current liabilities in the accompanying balance sheets.

NOTE F – FLOORPLAN NOTES PAYABLE (Continued)

During 2009, the Company used Castle Flooring to finance certain vehicles.  During 2009 Castle was paid off and the Company no longer does business with Castle who has since filed for Chapter 7 bankruptcy.  GE Flooring and DSC Flooring provided financing to the former owners of Buggy World.  DSC was paid off in 2009 and the remaining GE balance is a carryover from 2008.  The GE balance is secured by certain vehicles financed by that lender.

Vehicles financed by our floorplan lenders are classified as floorplan notes payable and are included as an operating activity.  In the future, the Company plans to consign and or purchase most of our inventory.

NOTE G – CONVERTIBLE PROMISSORY NOTE

In connection with a Securities purchase Agreement dated February 12, 2010, the Company issued a convertible promissory note (the “Note”) dated February 4, 2010 generating gross proceeds to the Company of $150,000.  Issuance fees totaled $3,485, which were paid in cash.  The Note bears interest of ten percent (10%) per annum that accrues daily and matures on February 1, 2011 with no payment due before the maturity date.

At any time after the issuance date on February 4, 2010, and prior to maturity, the Note is convertible into the Company's restricted common stock at a conversion price equal to the lesser of (i) $0.04, or (ii) 80% of the lowest closing bid price of the Company’s Common Stock during the 10 trading days immediately preceding the applicable conversion date.  Common stock issued pursuant to a conversion carries piggyback registration rights.

The Note provides that the holder may only convert the debenture if the number of shares held by the lender or its affiliates after conversion would not exceed 4.99% of the outstanding shares of the Company's common stock following such conversion.

The issuance costs related to the Note of $3,485 in cash were capitalized to current assets on the balance sheet and are being amortized over the term of the Note which is calculated based upon the effective interest method.  For the three months ended March 31, 2010, the Company recognized $862 as other expense related to the amortization of the issuance costs with a $2,623 balance remaining in current assets.

The Company determined that the Note was issued with a beneficial conversion feature (“BCF”) due to the conversion price ($0.04) being less than the closing stock price ($0.095) on the date of issuance, and the conversion feature being in-the-money.  Thus, the BCF has been determined based on the gross debenture amount, and recorded as a discount to reduce the carry value of the Note and increase additional-paid-in-capital.  The Company calculated the initial BCF on the closing date of the transaction to be $206,250 using the intrinsic value method.  Since this amount is greater than the $150,000 value of the Note, the Company reduced the initial carry value of the Note to zero effectively recording a BCF of $150,000 as additional-paid-in-capital.  The BCF discount was expensed when the note became convertible which was on the date of issuance.  Thus, during the three months ended March 31, 2010, the Company recognized $150,000 in non-cash amortization expense attributable to the amortization of the beneficial conversion feature discount.

During the three months ended March 31, 2010, the Company recognized $2,277 in interest expense related to the Note.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE H – NOTES PAYABLE

Notes payable consists of the following at March 31, 2010:

1.

($54,000) On September 30, 2009 the Company issued an Addendum to the Seacoast Advisors, Inc. February 13, 2009 note increasing the loan balance by $54,000.  The addendum extended the maturity date of the original note and the $54,000 to September 30, 2010.  The addendum also changed the conversion price of the $54,000 to $0.07 per share compared to $0.05 per share for the original note.  All other terms

NOTE H – NOTES PAYABLE (Continued)

and conditions are unchanged and include interest at eight percent (8%) per annum and only one principal and interest payment upon maturity.  During the three months ended March 31, 2010, the Company recognized $1,065 of interest expense.  As of March 31, 2010, the total due under this note was $56,279, including $1,065 of accrued interest and $54,000 of principal.  Accrued interest under this note is recorded under other current liabilities.

2.

($222,000) Represents the promissory notes assumed from Dutchess Private Equities L.P. pursuant to the HBS merger.  In November 2006, the HBS entered into a loan transaction with Dutchess Private Equities, LP (“Dutchess”), and issued to Dutchess a Promissory Note (“First Dutchess Note”) with a face value of $1,200,000, with net proceeds to the Company from the transaction of $1,000,000 and an imputed annual rate of interest of 43.278%.  The First Dutchess Note matured on August 31, 2007.  Repayment of the face value was to be made monthly in the amount of $120,000, plus 50% of any proceeds raised over $120,000 per month from Puts, issued by the Company as collateral.  If the First Dutchess Note’s face value is not paid off by maturity, the Company will be required to pay an additional 10% on the face value of the First Dutchess Note, plus 2.5% per month, compounded daily, until the First Dutchess Note is paid off.  The Company may be required to pay penalties if certain obligations under the First Dutchess Note are not met.  If the Company raises financing of more than $2,000,000, Dutchess may require that the Company use the balance of any amount over $2,000,000 to pay any amounts due on the First Dutchess Note.  During the three months ended March 31, 2010, $60,000 was converted into 1,150,000 shares of common stock.

On August 10, 2008 the Company issued an unsecured promissory note to Seacoast Advisors, Inc. in exchange for $80,000.  On February 13, 2009 the original promissory note was canceled and replaced with a convertible promissory note.  The terms of the new note and original note did not change except for the addition of a conversion feature in the new note.  The new note accrues interest at eight percent (8%) per annum, is due in one year or August 12, 2009, requires only one principal and interest payment upon maturity and is convertible into common stock of the Company at the rate of $.01 of outstanding principal and interest and upon written notice from Seacoast Advisors, Inc.  On September 30, 2009 the maturity date of the note was extended to September 30, 2010.  During the year ended December 31, 2009, the Company made a $6,000 payment and recognized $8,528 of interest expense.  As of December 31, 2009, the total balance due under this note was $82,528, including $74,000 of principle and $8,528 of accrued interest.  During the three months ended March 31, 2010, the Company recognized $1,068 of interest expense.  Also during the first quarter, the company received conversion notices and converted $74,000 of principle into 7,400,000 shares of the Company’s common stock leaving a balance due of $9,596 which is recorded under other current liabilities.

On February 13, 2009 the Company issued an unsecured promissory note to Kelly Clark with a face amount of $100,000 in exchange for Ms. Clark retiring 39,520,735 shares of the Company’s common stock that was originally issued to Ms. Clark in 2005.  The note accrues interest at eight percent (8%) per annum, is due in one year or February 13, 2010 and requires only one principal and interest payment upon maturity.  During the year ended December 31, 2009, the Company recognized $7,036 of interest expense.  As of December 31, 2009, the total due under this note was $107,036, including $7,036 of accrued interest and $100,000 of principal.  During the three months ended March 31, 2010, the Company   received conversion notices and converted $100,000 of principle into 10,000,000 shares of the Company’s common stock leaving a balance due of $7,036 which is recorded under other current liabilities.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

NOTE I – SUBSIDIARY PURCHASE LOAN

Secured Promissory Note to Cambio Enterprises in the amount of $263,202 dated August 12th 2008.  The note bears interest of eight percent (8.0%) per annum, requires monthly principal and interest payments of $4,102, matures seven years from the date of the note or August 12, 2015 and is secured by certain assets of the Company.  In addition, the note is personally guaranteed by Frank J. Drechsler, CEO and Frank J. Drechsler, General Manager, of San West, Inc.  The note is currently in default due to non-payment of the required monthly payments.  As of December 31, 2009, the total due under this note was $264,037, including $7,925 of accrued interest and $256,112 of principal.  Accrued interest under this note is recorded under other current liabilities.  Due to the default, the note

NOTE I – SUBSIDIARY PURCHASE LOAN (Continued)

is due on demand as of March 31, 2010.  However, since year end, the note has been brought current.  Thus, we have recorded the current principal of $29,000 due and long term principal portion due of $227,112 according to the terms of the note.  During the three months ended March 31, 2010 and 2009, the Company recorded interest expense of $4,996 and $5,074, respectively related to this note.

NOTE J – SHAREHOLDER LOANS

($216,950) From time to time, the Company’s CEO, Frank J. Drechsler has deposited funds and made payments to vendors on behalf of the Company.  On April 1, 2009, the Company and Mr. Drechsler entered into a promissory note for the principal balance then due or $216,950.  The note accrues interest at four percent (4%) per annum, is due in three years or April 1, 2012 and requires only one principal and interest payment upon maturity.  During the three months ended March 31, 2010, the Company recognized $2,140 of interest expense related to this note.

NOTE K – COMMON STOCK

In June 2008, the Company undertook a private placement memorandum offering of Six Million Three Hundred Twenty Three Thousand (6,323,000) shares of common stock.  The stock was offered at a price of $0.158 per share.  The private offering was to accredited investors (as defined by Regulation D and Regulation S under the Securities Act of 1993) through a subscription agreement that states the shares were purchased with the intention of holding the securities for investment purposes, with no intention of dividing or allowing others to participate in this investment or to sell the securities for at least one year in the event that the Company becomes registered with the Securities and Exchange Commission.

During 2008, the Company issued 8,739,394 shares of commons stock for proceeds of $276,418.  Of the stock issued in 2008, a total of 7,664,430 shares were issued as part of the private placement memorandum.

On November 3, 2009, the Company effected a five-for-one (5:1) forward stock split.

During the year ended December 31, 2009, the Company received gross proceeds of $798,500 in exchange for 33,017,958 shares of common stock of which $67,500 or 964,286 shares were unissued as of December 31, 2009 but were included in the computation of earnings per share.

During the year ended December 31, 2009, the Company received services valued at $434,965 in exchange for 9,480,000 shares of common stock of which 6,000,000 shares, or $372,325 had not been issued as of December 31, 2009 and are included in the equity section of our balance sheet as common stock payable.

During the year ended December 31, 2009, 6,146,270 shares were issued from the existing outstanding shares of our CEO in exchange for $92,200 in gross proceeds.

During the year ended December 31, 2009, the Company converted $368,000 of our Dutchess Notes and issued 15,950,000 shares of common stock.

SAN WEST, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2010 AND 2009

During the year ended December 31, 2009, the Company issued 833,333 shares of common stock as an inducement to invest from one of our shareholders.

During the three months ended March 31, 2010, the Company issued 935,714 shares of stock that were payable as of year-end and which had a value of $65,500.

During the three months ended March 31, 2010, the Company issued 14,250,000 upon the conversion of $155,000 of debt and reclassified to common stock payable $79,000 of debt as a result of conversion into 4,300,000 shares of common stock which were issued on April 29, 2010.

NOTE K – COMMON STOCK (Continued)

During the three months ended March 31, 2010, the Company issued 5,000,000 shares to Richard Gonzales for director services valued at $552,925.

During the three months ended March 31, 2010, the Company issued 1,300,000 of a total 6,000,000 shares due for services performed in 2009, valued at $372,325 and recorded as common stock payable.  The 1,300,000 shares were valued at $80,670 which expense was recognized in 2009.  The balance of shares remaining is 4,700,000 with a corresponding $291,655 recorded as common stock payable.

During the three months ended March 31, 2010, the Company received services valued at $89,250.  Said services were paid with 750,000 shares of the Company’s common stock on April 2010.  Hence, the value of said services is recorded as common stock payable as of March 31, 2010.

Common stock issued in a period subsequent to our reporting dates is included in the calculation of weighted average shares outstanding as of the date the expense was recognized or funds received.

2009 San West Long Term Equity Incentive Plan

On July 21, 2009, the Board of Directors of the Company adopted the 2009 San West Long Term Equity Incentive Plan (the “Stock Incentive Plan”).  The Stock Incentive Plan provides for equity incentive benefits to awardees in the form of option rights or appreciation rights, restricted stock, restricted stock units, and/or performance shares or performance units.  The total number of shares of Common Stock which may be awarded under the Plan is 50,000,000.  If any awarded shares are forfeited, they become available for future issuance.  An annual aggregate limit of 5,000,000 shares is set for any participant.  The terms of each award are determined by the board and are to be evidenced in writing.  No equity awards have been issued under the 2009 San West Long Term Equity Incentive Plan as of the date of this report.

NOTE L – INVESTMENT AGREEMENTS

In December 2008, HBS entered into the Investment Agreement with Dutchess effective December 29, 2008 whereby the Company could sell up to $10 million of shares to Dutchess based on a certain formula.  However, as a result of the reverse merger between San West, Inc and Human BioSystems in June 2009, this original Investment Agreement was considered void due to the significant change in control.  As a result, on January 8, 2010, the Company filed a Post-Effective Amendment No.1 to Form S-1 seeking to register for resale up to 8.5 million shares common stock by Dutchess Opportunity Fund, II, LP, a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”), also referred to as an Equity Line of Credit, that we have entered into with Dutchess.  The S-1 is still under review by the SEC.  Pursuant to the terms of the Investment Agreement, we may offer, through a series of puts, and Dutchess must purchase from time to time shares of our common stock, provided that Dutchess shall not be required to purchase shares of our stock with an aggregate purchase price in excess of $10,000,000.  We will not receive any proceeds from the sale of these shares of common stock offered by Dutchess.  However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right if and when the Company exercises its right.  The purchase price of shares purchased under this Investment Agreement shall be equal to 92% of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to this Investment Agreement.  The dollar value that we will be permitted to put pursuant to this Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the three trading days prior to the notice of our put, multiplied by the average of the three daily closing prices immediately preceding the date of the put, or (B) $100,000.  As of the date of this report, the Company has not “put” any shares to Dutchess.

NOTE M – SUBSEQUENT EVENTS

On April 6, 2010, the Company issued 4,300,000 shares for $79,000 of debt converted during the quarter ending March 31, 2010.

On April 20, 2010, the Company issued 2,500,000 shares upon the conversion of $87,500 of debt.

On April 29, the Company issued 1,000,000 shares in exchange for services valued at $106,250.  Of the $106,250, $89,250 was recognized as stock compensation expense during the quarter ending March 31, 2010 and $17,000 as expense in April 2010.

SAN WEST, INC.

REPORT ON AUDIT OF CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

YEARS ENDED DECEMBER 31, 2009 AND 2008

CONTENTS

PAGE

FINANCIAL STATEMENTS

   Notes to the Financial Statements …………..........    G-6-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of San West, Inc.

We have audited the accompanying consolidated balance sheets of San West, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2009. San West, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San West, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note A to the consolidated financial statements, the Company’s current liabilities exceed current assets and the Company has incurred recurring losses, all of which raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note A.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

April 15, 2010

Las Vegas, Nevada

San West, Inc.
(formerly Human BioSystems)
Consolidated Balance Sheets
	December 31,
	2009	2008
ASSETS		(Restated)
CURRENT ASSETS
Cash	$ 50,659	$ 6,253
Accounts receivable	840	3,848
Inventory (Note B)	287,921	596,277
Other current assets	33,897	2,343
Total current assets	373,317	608,721

Fixed assets (Note C)	130,226	130,226
Accumulated depreciation	(31,974)	(9,230)
Net fixed assets	98,252	120,996

Deposits	12,599	21,365
Goodwill (Note D & L)	234,100	234,100
Total assets	$ 718,268	$ 985,182

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable (Note E)	$ 749,257	$ 74,467
Other current liabilities	187,689	34,939
Loans from shareholder's (Note F)	-	188,345
Floorplan notes payable (Note G)	117,962	465,849
Notes payable (Note H)	510,000	80,000
Subsidiary purchase-current portion (Note I)	32,292	29,816

Total current liabilities	1,597,200	873,416

Subsidiary purchase (Note I)	223,820	241,296
Loans from shareholder's (Note F)	216,950	-
Total liabilities	2,037,970	1,114,712

Commitments and contingencies

STOCKHOLDERS' DEFICIT (Note J)
Preferred stock, no par value, 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, no par value, 300,000,000 shares authorized; issued and outstanding 124,960,826 and 93,218,918 at December 31, 2009 and 2008, respectively.	2,028,648	371,198
Common stock payable	439,825	-
Accumulated deficit	(3,788,175)	(500,728)
Total stockholders' deficit	(1,319,702)	(129,530)
Total liabilities and shareholders deficit	$ 718,268	$ 985,182

The accompanying notes are an integral part of these consolidated financial statements

San West, Inc.
(formerly Human BioSystems)
Consolidated Statements of Operations

	Year Ended
	December 31,
	2009	2008
Revenues		(Restated)
Revenue	$ 1,047,174	$ 603,424
Cost of goods sold	789,197	500,210
Gross profit	257,977	103,214

Expenses
Selling, general and administrative	1,375,186	482,287
Total expenses	1,375,186	482,287

Loss from operations	(1,117,209)	(379,073)

Other income (expense)
Other income	10,225	5,939
Loss on impairment of Goodwill	(2,131,647)	(54,889)
Interest expense	(48,816)	(5,494)
Total other income (expense)	(2,170,238)	(54,444)
Net loss	$(3,287,447)	$ (433,517)

Net (loss) per common share basic	$ (0.03)	$ (0.00)
Weighted average shares outstanding basic	96,038,198	87,864,642

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Convertible promissory notes	1,834,259	-

The accompanying notes are an integral part of these consolidated financial statements

San West, Inc.

(formerly Human BioSystems)

Consolidated Statement of Stockholder's Deficit

					Total
	Common Stock			Accumulated	Stockholder's
	Shares	Amount	Payable	Deficit	Deficit
Balances December 31, 2007	84,479,524	$ 94,780	$ -	$ (67,211)	$ 27,569

Issuance of common stock for cash
weighted average price of $.50	8,739,394	276,418			276,418
Net loss				(433,517)	(433,517)
Balances December 31, 2008 (Restated)	93,218,918	371,198	-	(500,728)	(129,530)

Issuance of common stock for cash
weighted average price of $.02
(net of offering costs of $224,374)	32,053,673	506,626			731,000
Common stock payable for cash
weighted average price of $.07			67,500		67,500
Common stock issued for services
weighted average price of $.02	3,480,000	62,640			62,640
weighted average price of $.02			372,325		372,325
Issuance of existing shares from CEO
for cash to the Company
weighted average price of $.02
(net of offering costs of $31,257)		60,934			92,200
Issuance of common stock for merger
weighted average price of $.04	18,945,637	700,908			700,908
Founder's shares retired in exchange
for a promissory note	(39,520,735)	(100,000)			(100,000)
Shares exchanged for debt
weighted average price of $.02	15,950,000	368,000			368,000
Shares issued as inducement to invest
weighted average price of $.07	833,333	58,333			58,333
Net loss				(3,287,447)	(3,287,447)
Balances December 31, 2009	124,960,826	$ 2,028,648	$ 439,825	$ (3,788,175)	$ (1,319,702)

The accompanying notes are an integral part of these consolidated financial statements

San West, Inc.
(formerly Human BioSystems)
Consolidated Statements of Cash Flows
	Year Ended
	December 31,
	2009	2008
Cash flows from operating activities:		(Restated)
Net loss	(3,287,447)	$ (433,517)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation	22,744	8,638
Common stock issued or to be issued for services	493,298	-
Gain on forgiveness of debt	(10,000)	-
Impairment of goodwilll	2,131,647	54,889
Inventory impairment losses	11,639	57,269
Changes in operating assets and liabilities net acquisitions:
Change in accounts receivable	3,008	9,000
Change in inventory	308,356	(596,000)
Change in other current assets	(31,554)	(2,343)
Change in deposits	8,766	(21,365)
Change in accounts payable	(45,675)	-
Net Change in floorplan notes payable	(347,887)	454,195
Change in other current liabilities	102,767	34,990

Net cash used by operating activities	(292,451)	(434,244)

Cash flows from investing activities:
Investment in merger with HBS	(28,000)	-
Cash acquired in merger	6,070	-
Purchase of fixed assets	-	(125,708)

Net cash provided by investing activities	(21,930)	(125,708)

Cash flows from financing activities:
Proceeds from the issuance of common stock	890,700	276,418
Stock sale offering costs	(255,631)	-
Proceeds from notes payable	54,000	-
Proceeds from shareholder loans	38,605	250,034
Payments on shareholder loans	(10,000)	-
Payments on notes payable	(6,000)	-

Net cash provided by financing activities	358,787	526,452

Net increase (decrease) in cash	44,406	(33,499)
Cash, beginning of period	6,253	39,752
Cash, end of period	$ 50,659	$ 6,253

Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for taxes	$ -	$ -

Other non-cash investing and financing activities:
Shares issued for services	$ 493,298	$ -
Shares issued for debt	$ 368,000	$ -
Founder's shares retired for promissory note	$ 100,000	$ -

The accompanying notes are an integral part of these consolidated financial statements

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

San West, Inc. (formerly Human BioSystems Acquisition Company) (“San West”, “the Company”, or “we”) is a Nevada Corporation, established in July, 2001.  The Company designs, manufacturers, sells and repairs off-road buggies, and additionally provides after market performance products and accessories for buggies. Its products are sold both at a physical location and online while the buggy repair services are sold and fulfilled at the physical location. Its primary service outlet, “Letz Go Racing Off-Road Center” is located in Huntington Beach, California and provides customers with modification parts, accessories and repair services for off-road buggies built in China for the U.S. market.

In August 2008, the Company purchased 100% of the outstanding stock of Buggy World, Inc. With the acquisition of Buggy World, San West expanded their presence in the southern California retail market.  The accompanying financial statements reflect the activity of Buggy World since its acquisition.

On June 5, 2009, San West completed a reverse merger with Human BioSystems by merging with Human BioSystems Acquisition Company a wholly owned subsidiary of Human BioSystems  Upon becoming effective, 1) 100% of San West outstanding common stock was exchanged for 65,396,320 shares of Human BioSystems common stock, 2) Human BioSystems Acquisition Company became the surviving entity and assumed all San West assets and liabilities and 3) Human BioSystems Acquisition Company changed its name to San West, Inc.  The authorized capital stock of San West, Inc (formerly Human BioSystems Acquisition Company) is 400,000,000 shares of common stock no par value and 50,000,000 shares of preferred stock no par value.  The merger was accounted for as a “reverse merger”, wherein Human BioSystems Acquisition Company and Human BioSystems are treated as the acquiree for accounting purposes meaning the historical earnings, assets and liabilities of San West, Inc (pre merger) shall remain with the assets and liabilities of Human BioSystems Acquisition Company and Human BioSystems accounted for as a purchase by San West thus recapitalizing the previously reported financial position and statements of Human BioSystems.  Human BioSystems changed its name to San West, Inc. on July 31, 2009.  Herein, all references to “San West”, “the Company”, or “we” shall mean San West, Inc. and Human BioSystems, unless the context requires otherwise.  The Company is listed on the OTC Bulletin Board under the ticker symbol SNWT.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has sustained operating losses since inception and has an accumulated deficit of $3,778,175 and $500,728 at December 31, 2009 and December 31, 2008, respectively.  In addition, the Company had negative working capital of $1,213,883 and $264,695 at December 31, 2009 and December 31, 2008, respectively.

The Company has and will continue to use significant capital to grow and acquire market share.  These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of their common stock. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Non Reliance on 2008 Audit

On December 22, 2009, the Public Accounting Oversight Board (“PCAOB”) revoked the license of the Blackwing Group, LLC, San West, Inc’s former auditor who opined on our 2008 financial statements.  As a result, L.L. Bradford & Company, LLC, our current auditors have audited our financial statements for 2008 (See Note N below).

Principles of consolidation

The consolidated financial statements include the accounts of San West (formerly Human BioSystems, Inc.) and its subsidiary, Buggy World, Inc. which is 100% consolidated in the financial statements.  All material inter-company accounts and transactions have been eliminated.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents may at times exceed federally insured limits.  To minimize this risk, the Company places its cash and cash equivalents with high credit quality institutions.

Accounts Receivable

Accounts receivable are reported at the customers' outstanding balances.  The Company does not have a history of significant bad debt and has not recorded any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.  The Company evaluates receivables on a regular basis for potential reserve.

Inventory

The Company currently utilizes a “just-in-time” inventory system.  Inventories are valued at the lower of cost or market.  Cost is determined on an average cost basis.  Management performs periodic assessments to determine the existence of obsolete, slow moving and non-salable inventories, and records necessary provisions to reduce such inventories to net realizable value.  The Company’s inventory consists primarily of vehicle parts and complete vehicles.

Property and Equipment

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment on a straight line basis at the following rates as applied to net depreciable value:

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Computer equipment and software:

3 years

Furniture and fixtures:

5 – 7 years

Machinery and equipment

5 – 7 years

Leasehold improvements

7 years

Long-Lived Assets

Accounting for the Impairment or Disposal of Long-Lived Assets requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered.  The Company assesses recoverability of the carrying value of an asset by estimating the fair value of the asset.  If the fair value is less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Stock-Based Compensation

The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.  Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.  We use the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees.  In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate.  The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

Revenue

Revenue from the sale of parts, service and vehicles is recognized when the earning process is complete and the risk and rewards of ownership have transferred to the customer, which is generally considered to have occurred upon the delivery of the equipment and/or service to the customer.  Customer returns and exchanges for unused parts require a receipt, all sales on discounted items are final and the Company does not accept returns on special order or electrical items.  The Company does not provide warranties.  Warranties are generally provided by the manufacturer of the items we sell.

Cost of Goods Sold

Cost of goods sold is recognized with the associated parts, service and vehicle revenue and consists primarily of resale parts and vehicles.

Commissions

Commissions are recorded to different employees when they are earned by; selling parts, buggies and/or service. Rates are different for each employee in different departments.

Advertising Costs

The Company expenses all advertising as incurred.  For the year ended December 31, 2009 and 2008, the Company incurred approximately $78,011 and $40,325, respectively in marketing and advertising expense.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Earnings (Loss) per common share

The Company reports both basic and diluted earnings (loss) per share.  Basic loss per share is calculated using the weighted average number of common shares outstanding in the period.  Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the “if-converted” method.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized.  In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations.  A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition.  In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, we would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.  Income tax provisions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods.  Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Recent Accounting Pronouncements

On July 1, 2009, the FASB officially launched the FASB ASC 105 - Generally Accepted Accounting Principles, which established the FASB Accounting Standards Codification (“the Codification”), as the single official source of authoritative, nongovernmental, U.S. GAAP, in addition to guidance issued by the Securities and Exchange Commission.  The Codification is designed to simplify U.S. GAAP into a single, topically ordered structure.  All guidance contained in the Codification carries an equal level of authority.  The Codification is effective for interim and annual periods ending after September 15, 2009.  Accordingly, the Company refers to the Codification in respect of the appropriate accounting standards throughout this document as “FASB ASC”.  Implementation of the Codification did not have any impact on the Company’s consolidated financial statements.

On June 30, 2009, the FASB issued Accounting Standard Update (ASU) No. 2009-01 (Topic 105) – Generally Accepted Accounting Principles – amendments based on – Statement of Financial Accounting Standards No. 168 –The FASB Accounting and Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (Continued)

Beginning with this Statement the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standard Updates.  This ASU includes FASB Statement No. 168 in its entirety.  While ASU’s will not be considered authoritative in their own right, they will serve to update the Codification, provide the bases for conclusions and changes in the Codification, and provide background information about the guidance.  The Codification modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative.  ASU No. 2009-01 is effective for financial statements issued for the interim and annual periods ending after September 15, 2009, and the Company does not expect any significant financial impact upon adoption.

In August 2009, the FASB issued ASU No. 2009-05 – Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value.  This ASU clarifies the fair market value measurement of liabilities.  In circumstances where a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: a technique that uses quoted price of the identical or a similar liability or liabilities when traded as an asset or assets, or another valuation technique that is consistent with the principles of Topic 820 such as an income or market approach.  ASU No. 2009-05 was effective upon issuance and it did not result in any significant financial impact on the Company upon adoption.

In September 2009, the FASB issued ASU No. 2009-12 – Fair Value Measurements and Disclosures (Topic 820) – Investments in Certain Entities That Calculate Net Asset Value per Share (or its equivalent).  This ASU permits use of a practical expedient, with appropriate disclosures, when measuring the fair value of an alternative investment that does not have a readily determinable fair value.  ASU No. 2009-12 is effective for interim and annual periods ending after December 15, 2009, with early application permitted.  Since the Company does not currently have any such investments, it does not anticipate any impact on its financial statements upon adoption.

In January 2010, the FASB issued ASU 2010-06 - “Fair Value Measurements and Disclosures—Improving Disclosures about Fair Value Measurements”, which requires new disclosures and reasons for transfers of financial assets and liabilities between Levels 1 and 2.  ASU 2010-06 also clarifies that fair value measurement disclosures are required for each class of financial asset and liability, which may be a subset of a caption in the consolidated balance sheets, and those disclosures should include a discussion of inputs and valuation techniques.  It further clarifies that the reconciliation of Level 3 measurements should separately present purchases, sales, issuances, and settlements instead of netting these changes.  With respect to matters other than Level 3 measurements, ASU 2010-06 is effective for fiscal years and interim periods beginning on or after December 15, 2009.  New guidance related to Level 3 measurements is effective for fiscal years and interim periods beginning on or after December 15, 2010. We are currently evaluating the impact of ASU 2010-06 on our disclosures.

In January 2010, the FASB issued ASU No. 2010-10 – Consolidation (Topic 810) that amends accounting and disclosure requirements for a decrease in ownership in a business under existing GAAP standards for consolidations. It also clarifies the types of businesses that are in the scope of these consolidations. As required by this guidance, we retroactively applied the amendments as of January 1, 2009, which did not have a material impact on our financial statements or footnote disclosures.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (Continued)

In May 2009, the FASB issued FASB ASC 855, “Subsequent Events.”  This Statement addresses accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  FASB ASC 855 requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, the date issued or date available to be issued.  The Company adopted this Statement in the second quarter of 2009.  As a result the date through which the Company has evaluated subsequent events and the basis for that date have been disclosed in Note N, Subsequent Events.

In April 2009, the FASB issued an update to FASB ASC 820, “Fair Value Measurements and Disclosures,” related to providing guidance on when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly.  The update clarifies the methodology to be used to determine fair value when there is no active market or where the price inputs being used represent distressed sales.  The update also reaffirms the objective of fair value measurement, as stated in FASB ASC 820, which is to reflect how much an asset would be sold in and orderly transaction, and the need to use judgment to determine if a formerly active market has become inactive, as well as to determine fair values when markets have become inactive.  The Company adopted this Statement in the second quarter of 2009 without significant financial impact.

In April 2009, the FASB ASC 320, “Investments – Debt and Equity,” amends current other-than-temporary guidance for debt securities through increased consistency in the timing of impairment recognition and enhanced disclosures related to credit and noncredit components impaired debt securities that are not expected to be sold.  Also, the Statement increases disclosures for both debt and equity securities regarding expected cash flows, securities with unrealized losses, and credit losses.  The Company adopted this Statement in the second quarter of 2009 without significant impact to our financial statements.

In April 2009, the FASB issued an update to FASB ASC 825, “Financial Instruments,” to require interim disclosures about the fair value of financial instruments.”  This update enhances consistency in financial reporting by increasing the frequency of fair value disclosures of those assets and liabilities falling within the scope of FASB ASC 825. The Company adopted this update in the second quarter of 2009 without significant impact to the financial statements.

In April 2009, the FASB issued an update to FASB ASC 805, “Business Combinations,” that clarifies and amends FASB ASC 805, as it applies to all assets acquired and liabilities assumed in a business combination that arise from contingencies.  This update addresses initial recognition and measurement issues, subsequent measurement and accounting, and disclosures regarding these assets and liabilities arising from contingencies in a business combination.  The Company adopted this Statement in the second quarter of 2009 without significant impact to the financial statements.

In November 2008, EITF issued new guidance under FASB ASC 350, “Intangibles – Goodwill and Other on accounting for defensive intangible assets.”  The new guidance applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining or using the asset (a defensive asset).  This guidance was adopted by the Company in January 2009 without impact to the financial statements.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE A – ORGNIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (Continued)

In May 2008, the FASB issued an update to FASB ASC 470, “Debt,” with respect to accounting for convertible debt instruments that may be settled in cash upon conversion including partial cash settlement.  This update applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under FASB ASC 815, “Derivatives  and Hedging.”  Additionally, this update specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost recognized in subsequent periods. The update is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  The Company does not currently have any debt instruments for which this update would apply.  This update was adopted in January 2009 without significant financial impact.

In December 2007, the FASB issued an update to FASB ASC 805, “Business Combinations” which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for the Company with respect to business combinations for which the acquisition date is on or after January 1, 2009.  The Company adopted this SFAS in the first quarter of 2009.

In December 2007, the FASB issued an update to FASB ASC 810, “Consolidation,” which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of noncontrolling owners.  This update is effective for the Company as of January 1, 2009.  The Company adopted this update in January 2009 without significant impact on the consolidated financial position, results of operations, and disclosures.

NOTE B – INVENTORY

Inventory is comprised of buggy vehicles and parts and stated at the lower of cost or market.  The following table represents the major components of inventory at December 31, 2009 and 2008:

	2009	2008
Parts	$ 120,343	$ 199,447
Vehicles	167,578	396,830
Inventory	$ 287,921	$ 596,277

Parts	1300-1320
Vehicle	1325-1345

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE C – FIXED ASSETS

Furniture and equipment are depreciated on a straight line basis over their estimated useful life from 3 – 7 years.  A majority of the fixed assets listed were acquired in the purchase of Buggy World in August of 2008.    Fixed assets consisted of the following at December 31, 2009 and December 31, 2008:

	2009	2008
Computers	$ 8,419	$ 8,419
Furniture & fixtures	50,000	50,000
Machinery & equipment	62,891	62,891
Leasehold improvements	8,916	8,916
	130,226	130,226
Accumulated depreciation	(31,974)	(9,230)
Fixed assets, net	$ 98,252	$ 120,996

As a result of the merger with Human BioSystems, in June 2009, the Company recorded an increase to fixed assets of $65,960 which was comprised of medical research equipment.  Pursuant to the merger agreement, in December 2009, these assets transferred back to the former officers of Human BioSystems.  The medical research equipment was not depreciated in 2009 (See Note L - Merger).

Depreciation expense for the year ended December 31, 2009 and 2008 was $22,744 and $8,638, respectively.

NOTE D – GOODWILL

On August 20, 2008, the Company executed an Asset Purchase and Stock Transfer Agreement for 100% of the outstanding ownership interests in Buggy World, Inc.  The total purchase price was $613,202 paid with $350,000 cash and $263,202 of promissory notes to Cambio Enterprises (See Note I, Subsidiary Purchase Loan).

In addition, On September 5, 2008, the Company purchased certain rights, title and interest to a recognized trade name within the industry, Johnson’s Bug Machine for $15,000 which was all recorded to goodwill.  Payments were due $5,000 after completion of the first referred job is complete and $1,000 per month thereafter.  This obligation was non-interest bearing.  In October 2009, the Company settled this debt for a $5,000 cash payment and full release netting the Company a $10,000 gain on the forgiveness of debt recorded as other income in our 2009 Statement of Operations.

During 2009, the Company impaired the full value of the goodwill associated with the merger between the San West, Inc and Human BioSystems, Inc. (See Note L, Merger)

NOTE E – ACCOUNTS PAYABLE

Accounts payable at December 31, 2009 consisted of $668,642 of assumed Human BioSystems accounts, $6,599 of sales tax payable, $5,000 related to professional fees and $69,016 of trade payables.

Accounts payable at December 31, 2008 consisted of $74,467 of trade payables.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE F – SHAREHOLDER LOANS

From time to time, the Company’s CEO, Frank J. Drechsler has deposited funds and made payments to vendors on behalf of the Company.  As of December 31, 2008 the Company was indebted $188,345.  Since this indebtedness was not documented in the form of a note it was considered a current liability.  On April 1, 2009, the Company and Mr. Drechsler entered into a long term promissory note for the principle balance then due or $216,950.  The note accrues interest at four percent (4%) per annum, is due in three years or April 1, 2012 and requires only one principal and interest payment upon maturity.  During the year ended December 31, 2009, the Company recognized $6,520 of interest expense related to this note.

NOTE G – FLOORPLAN NOTES PAYABLE

December 31,	2009		2008
	Inventory	Notes	Inventory	Notes
	Cost	Payable	Cost	Payable
Vehicles	$ 167,578	$ 117,962	$ 396,830	$ 465,849
Parts and accessories	120,343		199,447
	$ 287,921		$ 596,277

The floorplan notes payable, as shown in the above table, will generally also be higher than the inventory cost due to the timing of the sale of a vehicle and payment of the related liability.  In 2009, floorplan notes payable is lower than inventory cost as we have paid off floorplan notes with excess cash, including the proceeds from our stock sales.

We evaluate our vehicles at the lower of market value approach for vehicles.  In 2009 and 2008, due to a shift in consumer demand, we determined certain vehicles were recorded at values higher than book value.  Based on this determination, we recorded an impairment of $11,639 and $57,269 at December 31, 2009 and 2008, respectively.  If the book value of our vehicles is more than fair value, we could experience losses on our used vehicles in future periods.

All new vehicles are pledged to collateralize floorplan notes payable to floorplan providers. The floorplan notes payable bear interest, payable monthly on the outstanding balance, at a rate of interest that varies by provider.  The new vehicle floorplan notes are payable on demand and are typically paid upon the sale of the related vehicle.  As such, these floorplan notes payable are shown as current liabilities in the accompanying balance sheets.

During 2009, the Company used Castle Flooring to finance certain vehicles.  During 2009 Castle was paid off and the Company no longer does business with Castle who has since filed for Chapter 7 bankruptcy.  GE Flooring and DSC Flooring provided financing to the former owners of Buggy World.  DSC was paid off in 2009 and the remaining GE balance is a carryover from 2008.  The GE balance is secured by certain vehicles financed by that lender.  The Company anticipates paying the GE balance off in 2010.

Vehicles financed by our floorplan lenders are classified as floorplan notes payable and are included as an operating activity.  In the future, the Company plans to consign and or purchase 100% of our inventory.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE H – NOTES PAYABLE

Notes payable consists of the following at December 31, 2009:

1.

($74,000) On August 10, 2008 the Company issued an unsecured promissory note to Seacoast Advisors, Inc. in exchange for $80,000.  On February 13, 2009 the original promissory note was canceled and replaced with a convertible promissory note.  The terms of the new note and original note did not change except for the addition of a conversion feature in the new note.  The new note accrues interest at eight percent (8%) per annum, is due in one year or August 12, 2009, requires only one principal and interest payment upon maturity and is convertible into common stock of the Company at the rate of 20 shares for each dollar of outstanding principle and interest and upon written notice from Seacoast Advisors, Inc.  On September 30, 2009 the maturity date of the note was extended to September 30, 2010.  During the year ended December 31, 2009, the Company made a $6,000 payment and recognized $8,528 of interest expense.   As of December 31, 2009, the total due under this note was $82,528, including $8,528 of accrued interest and $74,000 of principal.  Accrued interest under this note is recorded under other current liabilities.

2.

($54,000) On September 30, 2009 the Company issued an Addendum to the Seacoast Advisors, Inc. February 13, 2009 note above increasing the loan balance by $54,000.  The addendum extended the maturity date of the note above and the $54,000 to September 30, 2010.  The addendum also changed the conversion price of the $54,000 to $0.7 per share compared to $0.05 per share for the original amount above.  All other terms and conditions are unchanged.   During the year ended December 31, 2009, the Company recognized $1,214 of interest expense.  As of December 31, 2009, the total due under this note was $55,214, including $1,214 of accrued interest and $54,000 of principal.  Accrued interest under this note is recorded under other current liabilities.

3.

($100,000) On February 13, 2009 the Company issued an unsecured promissory note to Kelly Clark with a face amount of $100,000 in exchange for Ms. Clark retiring 39,520,735 shares of the Company’s common stock that was originally issued to Ms. Clark in 2005.  The note accrues interest at eight percent (8%) per annum, is due in one year or February 13, 2010 and requires only one principal and interest payment upon maturity.  During the year ended December 31, 2009, the Company recognized $7,036 of interest expense.  As of December 31, 2009, the total due under this note was $107,036, including $7,036 of accrued interest and $100,000 of principal.  Accrued interest under this note is recorded under other current liabilities.

4.

($282,000) Dutchess Promissory Notes + Penalty (originally $650,000) Represents the promissory notes assumed from Dutchess Private Equities L.P. pursuant to the HBS merger effective June 5, 2009 (See Note L – Merger).  Based on representations made by Dutchess, the $650,000 debt is governed by the November 2006 promissory note.  In November 2006, the Company entered into a loan transaction with Dutchess Private Equities, LP (“Dutchess”), and issued to Dutchess a Promissory Note (“First Dutchess Note”) with a face value of $1,200,000, with net proceeds to the Company from the transaction of $1,000,000 and an imputed annual rate of interest of 43.278%.  The First Dutchess Note matured on August 31, 2007.  Repayment of the face value was to be made monthly in the amount of $120,000, plus 50% of any proceeds raised over $120,000 per month from Puts, issued by the Company as collateral. Thirty such Puts were issued and are to be used only in the case of a default under the terms of the loan agreement.  If the First Dutchess Note’s face value is not paid off by maturity, the Company will be required to pay an additional 10% on the face value of the First Dutchess Note, plus 2.5% per month, compounded daily, until the First Dutchess Note is paid off.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE H – NOTES PAYABLE (Continued)

The Company may be required to pay penalties if certain obligations under the First Dutchess Note are not met.  If the Company raises financing of more than $2,000,000, Dutchess may require that the Company use the balance of any amount over $2,000,000 to pay any amounts due on the First Dutchess Note.  During the year ended December 31, 2009 $368,000 was converted into 15,950,000 shares of common stock.

NOTE I – SUBSIDIARY PURCHASE LOAN

Secured Promissory Note to Cambio Enterprises in the amount of $263,202 dated August 12th 2008.  The note bears interest of eight percent (8.0%) per annum, requires monthly principal and interest payments of $4,102, matures seven years from the date of the note or August 12, 2015 and is secured by certain assets of the Company.  In addition, the note is personally guaranteed by Frank J. Drechsler, CEO and Bryan Britton, General Manager, of San West, Inc.  The note is currently in default due to non-payment of the required monthly payments.  As of December 31, 2008, this note was current with a total amount due of $256,112 with the current portion of the note totaling $29,816 and the non-current portion totaling $226,296.  As of December 31, 2009, the total due under this note was $264,037, including $7,925 of accrued interest and $256,112 of principal.  Accrued interest under this note is recorded under other current liabilities.  Due to the default, the note is due on demand as of December 31, 2009.  However, since year end, the note has been brought current.  Thus, we have recorded the current principal ($32,292) due and long term principle portion due ($223,820) according to the terms of the note.  During the year ended December 31, 2009 and 2008, the Company recorded interest and penalties expense of $24,334 and $5,217, respectively on this promissory note.

NOTE J – COMMON STOCK

Warrants and stock options

As a result of the merger, all outstanding HBS stock options and warrants existing between HBS and various parties were terminated.  San West, Inc. has no such securities outstanding.

Common stock

In June 2008, the Company undertook a private placement memorandum offering of Six Million Three Hundred Twenty Three Thousand (6,323,000) shares of common stock.  The stock was offered at a price of $0.158 per share.  The private offering was to accredited investors (as defined by Regulation D and Regulation S under the Securities Act of 1993) through a subscription agreement that states the shares were purchased with the intention of holding the securities for investment purposes, with no intention of dividing or allowing others to participate in this investment or to sell the securities for at least one year in the event that the Company becomes registered with the Securities and Exchange Commission.

During 2008, the Company issued 8,739,394 shares of commons stock for proceeds of $276,418.  Of the stock issued in 2008, a total of 7,664,430 shares were issued as part of the private placement memorandum.

During the year ended December 31, 2009, the Company received gross proceeds of $798,500 in exchange for 33,017,958 shares of common stock of which $67,500 or 964,286 shares were unissued as of December 31, 2009 but were included in the computation of earnings per share.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE J – COMMON STOCK (Continued)

During the year ended December 31, 2009, the Company received services valued at $434,965 in exchange for 9,480,000 shares of common stock of which 6,000,000 shares, or $372,325 had not been issued as of December 31, 2009 and are included in the equity section of our balance sheet as common stock payable.

During the year ended December 31, 2009, 6,146,270 shares were issued from the existing outstanding shares of our CEO in exchange for $92,200 in gross proceeds.

During the year ended December 31, 2009, the Company converted $368,000 of our Dutchess Notes and issued 15,950,000 shares of common stock.

During the year ended December 31, 2009, the Company issued 833,333 shares of common stock as an inducement to invest from one of our shareholders.

On November 3, 2009, the Company effected a five-for-one (5:1) forward stock split.

2009 San West Long Term Equity Incentive Plan

On July 21, 2009, the Board of Directors of the Company adopted the 2009 San West Long Term Equity Incentive Plan (the “Stock Incentive Plan”).  The Stock Incentive Plan provides for equity incentive benefits to awardees in the form of option rights or appreciation rights, restricted stock, restricted stock units, and/or performance shares or performance units.  The total number of shares of Common Stock which may be awarded under the Plan is 50,000,000.  If any awarded shares are forfeited, they become available for future issuance.  An annual aggregate limit of 5,000,000 shares is set for any participant.  The terms of each award are determined by the board and are to be evidenced in writing.  No equity awards have been issued under the 2009 San West Long Term Equity Incentive Plan as of the date of this report.

NOTE K – INVESTMENT AGREEMENTS

In December 2008, HBS entered into the Investment Agreement with Dutchess effective December 29, 2008 whereby the Company could sell up to $10 million of shares to Dutchess based on a certain formula.  However, as a result of the reverse merger between San West, Inc and Human BioSystems in June 2009, this original Investment Agreement was considered void due to the significant change in control.  As a result, on January 8, 2010, the Company filed a Post-Effective Amendment No.1 to Form S-1 seeking to register for resale up to 8.5 million shares common stock by Dutchess Opportunity

Fund, II, LP, a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”), also referred to as an Equity Line of Credit, that we have entered into with Dutchess.  The S-1 is still under review by the SEC.  Pursuant to the terms of the Investment Agreement, we may offer, through a series of puts, and Dutchess must purchase from time to time shares of our common stock, provided that Dutchess shall not be required to purchase shares of our stock with an aggregate purchase price in excess of $10,000,000.  We will not receive any proceeds from the sale of these shares of common stock offered by Dutchess.  However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right if and when the Company exercises its right.  The purchase price of shares purchased under this Investment Agreement shall be equal to 92% of the lowest closing “best bid” price (the highest posted bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Dutchess of our election to put shares pursuant to this Investment Agreement.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE K – INVESTMENT AGREEMENTS (Continued)

The dollar value that we will be permitted to put pursuant to this Investment Agreement will be either: (A) 200% of the average daily volume in the US market of the common stock for the three trading days prior to the notice of our put, multiplied by the average of the three daily closing prices immediately preceding the date of the put, or (B) $100,000.  As of the date of this report, the Company has not “put” any shares to Dutchess.

NOTE L – MERGER

On June 5, 2009 (the “Effective Date”), Human BioSystems, a California corporation (“HBS”), Human BioSystems Acquisition Company, a Nevada corporation (the “Subsidiary”), and San West, Inc., a Nevada corporation (“San West”) closed their Plan and Agreement of Triangular Merger (the “Plan of Merger”).  In accordance with the Plan of Merger, San West became a wholly-owned subsidiary of HBS through a merger with the Subsidiary.  The San West Stockholders received restricted HBS Common Stock at the rate of 3.16165 shares for each of their 20,684,180 shares issued and outstanding.  As a result, HBS issued 65,396,320 restricted shares in exchange for 100 percent of the outstanding capital stock of San West.  In addition, 4,087,270 restricted shares of the HBS Common Stock were issued to Dutchess Advisors, LLC as a finder’s fee.  HBS had 21,009,670shares outstanding as of the Effective Date of the merger.  In total 90,493,260 shares are outstanding following the Effective Date of Merger.

The Merger was accounted for as a “reverse merger,” as the stockholders of San West owned a majority of the outstanding shares of Human BioSystems common stock immediately following the Merger.  San West was deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations of San West prior to the Merger are reflected in the financial statements and have been recorded at the historical cost basis of San West.  Our consolidated financial statements after completion of the Merger include the assets and liabilities of both Human BioSystems and San West, historical operations of San West and our Human BioSystems operations from the Effective Date of the Merger.

Our consolidated financial statements after completion of the Merger included the assets and liabilities of both HBS and San West, and historical operations of San West and HBS operations from the Effective Date of the Merger.  Following is a breakdown of the purchase price paid by San West for the merger:

June 5, 2009
Assets acquired:
Current assets	$ 14,229
Fixed assets (1)	65,960
Intellectual property (1)	550,016
Total assets acquired	630,205

Cash paid	(28,000)
Stock issued	(700,908)
Debt assumed:
Shareholder loans (1)	(615,976)
Dutchess notes + penalty (2)	(650,000)
Accounts payable	(716,985)
Russian branch liabilities	(49,983)
Total cost	(2,761,852)

GOODWILL (3)	$ (2,131,647)

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE L – MERGER (Continued)

(1)

Shareholder Loans ($615,975) – Represents wages payable to stockholder employees of HBS and is equivalent to the sum of the fixed assets ($65,960) and intellectual property ($550,016) above.  Pursuant to the Plan of Merger these assets will transfer to certain parties in satisfaction of 100% of the shareholder loans ($615,975) if after six months from the effective date of the merger, or by December 6, 2009, the Company is unable to sell said assets to a third party.  Since the Company was unable to secure the sale of these assets, as of December 31, 2009 they had transferred to certain parties and the Company reduced the carrying value of our assets and liabilities each by $615,975.

(2)

Dutchess Promissory Notes + Penalty ($650,000) – Represents original assumed balance and penalties and interest on the November 2006 and May 2007 promissory notes to Dutchess Private Equities L.P.  In order to bring the notes current, HBS, its subsidiary and San West executed an Amendment to the Finance Documents on June 11, 2009 whereby the balance owing to Dutchess was acknowledged to be $650,000 in total or $327,526 greater than the carrying balance on HBS books as of June 5, 2009, the Effective Date of the merger.  In addition, the amendment amended the financing documents to 1) allow Dutchess conversion rights whether or not the Company is in default under Article 4 of the finance documents, and 2) Article 8 “No Assignment” was deleted from the finance documents.  All other terms and conditions of all previously executed documents is to remain unchanged and in force.  As of December 31, 2009, the balance of these notes was $282,000 (See Note H, Notes Payable).

(3)

Goodwill ($2,131,647) – As of December 31, 2009 the Company assessed for impairment the goodwill related to the HBS merger.  We determined that the business of HBS is no longer a focus for the Company and as a result we do not expect any future revenues from the operations of HBS.  Thus, we have recognized a loss on the impairment of good will of $2,131,647.

The following unaudited financial information has been developed by application of pro forma adjustments to the historical financial statements of San West, Inc. appearing elsewhere in this Current Report.  The unaudited pro forma information gives effect to the Merger which has been assumed to have occurred on January 1, 2008 for purposes of the statement of operations

.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial position of San West, Inc. would have been had the transactions described above actually occurred on the dates indicated, nor do they purport to project the financial condition of San West, Inc. for any future period or as of any future date.  The unaudited pro forma financial information should be read in conjunction with the San West, Inc. financial statements and notes thereto included elsewhere in this Current Report.

The summarized assets and liabilities of the purchased company (Human BioSystems) on June 5, 2009 were as follows:

Cash	$ 6,070
Other current assets	8,157
Fixed assets, net	65,960
$ 80,187
Current liabilities	$ 1,733,719
Total stockholders’ equity	(1,653,532)
$ 80,187

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE L – MERGER (Continued)

The condensed pro forma results of operations for the year ended December 31, 2009 and 2008 were as follows:

Notel1

Year Ended December 31,
	2009			2008
	San			San
	West, Inc.	HBS	Pro	West, Inc.	HBS	Pro
	Actual	Actual	Forma	Actual	Actual	Forma

Revenue	$ 1,047,174	$ -	$ 1,047,174	$ 602,311	$ -	$ 602,311
Net income (loss)	$ (3,287,447)	$ (143,006)	$ (3,430,453)	$ (321,358)	$ (1,191,500)	$ (1,512,858)

Weighted average shares outstanding
Basic			96,038,198			97,988,642

Net income (loss) per common share (basic and diluted)			$ (0.04)			$ (0.02)

NOTE M – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2009 and 2008, Frank Drechsler, CEO, loaned the Company $80,000 and $128,605, respectively (See Note F, Loans from Shareholder).

NOTE N – RESTATEMENT OF 2008 FINANCIAL STATEMENTS

The 2008 financial statements as of December 31, 2008 have been restated due to the Public Accounting Oversight Board revoking the license of the Blackwing Group, LLC, San West, Inc’s former auditor who opined on our 2008 financial statements.  As a result, L.L. Bradford & Company, LLC, our current auditors have audited our financial statements for 2008.  Accordingly, we have updated our 2008 financial statements to reflect the following changes:

1.

The write off of uncollectible accounts receivable of $12,353 in 2008.

2.

The write down of inventory to market value of $57,269.

3.

The write down of goodwill by $54,889.

4.

The reclassification of flooring notes payable of $465,849 from accounts payable to floorplan notes payable.

5.

The reclassification of $80,000 from shareholder loans to notes payable.

6.

Increase of $17,090 in other current liabilities to recognize expense related to deferred rent and accrued salaries.

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE N – RESTATEMENT OF 2008 FINANCIAL STATEMENTS (Continued)

San West, Inc.
(formerly Human BioSystems)
Balance Sheet
December 31, 2008 (Restated)
	(Originally
ASSETS	Reported)	(Restated)	(Difference)
CURRENT ASSETS
Cash	$ 6,253	$ 6,253	$ -
Accounts receivable	16,201	3,848	(12,353)
Inventory	653,546	596,277	(57,269)
Other current assets	2,343	2,343	-
Total current assets	678,343	608,721	(69,622)

Fixed assets	130,226	130,226	-
Accumulated depreciation	(9,230)	(9,230)	-
Net fixed assets	120,996	120,996	-

Deposits	21,365	21,365	-
Goodwill	288,989	234,100	(54,889)
Total assets	$ 1,109,692	$ 985,182	$ (124,510)

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$ 540,263	$ 74,467	$ (465,796)
Other current liabilities	17,849	34,939	17,090
Loans from shareholder's	268,345	188,345	(80,000)
Floorplan notes payable	-	465,849	465,849
Notes payable	-	80,000	80,000
Subsidiary purchase-current portion	29,816	29,816	-

Total current liabilities	856,273	873,416	17,143

Subsidiary purchase	241,296	241,296	-

Total liabilities	1,097,569	1,114,712	17,143

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value, 300,000,000 shares authorized; issued and outstanding 93,218,918 at December 31, 2008.	371,198	371,198	-
Accumulated Deficit	(359,075)	(500,728)	(141,653)
Total stockholders' equity (Defict)	12,123	(129,530)	(141,653)
Total liabilities and shareholders equity (Deficit)	$ 1,109,692	$ 985,182	$ (124,510)

San West, Inc.
(formerly Human BioSystems)
Statement of Operations
For the Year Ended December 31, 2008 (Restated)
	(Originally
	Reported)	(Restated)	(Difference)
Revenues
Revenue	$ 602,311	$ 603,424	$ 1,113
Cost of goods sold	442,914	442,941	27
Gross profit	159,397	160,483

Expenses
Selling, general and administrative	452,820	482,287	29,467
Total expenses	452,820	482,287

Income (loss) from operations	(293,423)	(321,804)	-

Other income (expense)
Other income	7,052	5,939	(1,113)
Loss on impairment of Goodwill	-	(54,889)	(54,889)
Other impairment losses	-	(57,269)	(57,269)
Interest expense	(5,494)	(5,494)	-
Total other income (expense)	1,558	(111,713)	(113,271)
Net loss	$ (291,865)	$ (433,517)	$ (113,271)

San West, Inc.
(formerly Human BioSystems)
Statement of Stockholder's Equity (Deficit)
For the Year Ended December 31, 2008 (Restated)
	(Originally
	Reported)	(Restated)	(Difference)
Common Stock:
Shares issued for cash (weighted average price of $.50)
Shares	93,218,918	93,218,918	-
Amount	$ 276,418	$ 276,418	-
Net loss	$ (291,864)	$ (433,517)	(141,653)
Prior period balances:
Common stock amount	$ 94,780	$ 94,780	-
Accumulated deficit	$ (67,211)	$ (67,211)	-
Total stockholder's equity	$ 12,123	$ (129,530)	$ (141,653)

San West, Inc.
(formerly Human BioSystems)
Statement of Cash Flows
For the Year Ended December 31, 2008 (Restated)
	(Originally
	Reported)	(Restated)	(Difference)
Cash flows from operating activities:
Net loss	(291,864)	$ (433,517)	(141,653)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation	8,638	8,638	-
Impairment of goodwilll	-	54,889	54,889
Inventory impairment losses	-	57,269	57,260
Changes in operating assets and liabilities:
Change in accounts receivable	(3,353)	9,000	12,353
Change in inventory	(653,268)	(596,000)	57,268
Change in other current assets	(2,343)	(2,343)	-
Change in deposits	(21,365)	(21,365)	-
Change in accounts payable	529,331	-	(529,331)
Net Change in floorplan notes payable	-	454.195	529,331
Change in other current liabilities	17,849	34,990	17,141

Net cash used by operating activities	(416,375)	(416,377)	(2)

Cash flows from investing activities:
Increase in goodwill	(288,989)	-	288,989
Assets acquired in purchase of Buggy World	-	-	-
Investment in merger with HBS	-	-	-
Cash acquired in merger	-	-	-
Purchase of fixed assets	(125,708)	(125,708)	-

Net cash provided by investing activities	(414,697)	(125,708)	288,989

Cash flows from financing activities:
Proceeds from the issuance of common stock	276,427	276,418	(9)
Stock sale offering costs	-	-	(17,867)
Proceeds from notes payable	271,112	-	(271,112)
Proceeds from shareholder loans	250,034	250,034	-
Payments on shareholder loans	-	-	-
Payments on notes payable	-	-	-

Net cash provided by financing activities	797,573	508,585	(288,988)

Net increase (decrease) in cash	(33,499)	(33,499)	-
Cash, beginning of period	39,752	39,752	-
Cash, end of period	$ 6,253	$ 6,253	$ -

SAN WEST, INC.

(formerly Human BioSystems, Inc.)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE O – SUBSEQUENT EVENTS

On January 14, 2010, the Company issued 935,714 shares of restricted common stock in exchange for $65,500 which was received during the fourth quarter of 2009 and recorded as common stock payable as of December 31, 2009.

On January 14, 2010, the Company issued 250,000 shares of restricted common stock in exchange for the conversion of $15,000 of notes payable.

On February 22, 2010, the Company issued 4,000,000 shares of restricted common stock in exchange for the conversion of $40,000 of notes payable.

On March 1, 2010, the Company issued 10,000,000 shares of restricted common stock in exchange for the conversion of $100,000 of notes payable.

On March 17, 2010, the Company issued 5,000,000 shares of restricted common stock to Richard Gonzales, a new Company Director, for services valued at $467,500.

However, on February 16, 2010, San West requested the withdrawal of the registration statement, inasmuch as it was informed by the Commission that San West's previous auditors, The Blackwing Group, LLC of Independence, Missouri, were no longer certified to conduct audits as required by rules and regulations of the Commission. No securities were sold in connection with the registration statement.

SAN WEST, INC.

12,686,290 Shares of

Common Stock

________________________

PROSPECTUS

________________________

June__, 2010

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by San West in connection with the offering described in this registration statement.  All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	$ 28.31
Accounting fees and expenses	5,000
Legal fees and expenses	25,000
Printing	1,000
State securities fees	2,000
Transfer agent fees	1,000
Miscellaneous	1,000
Total	$35,028.31

Item 14.

Indemnification of Officers and Directors.

Our bylaws provide to the fullest extent permitted by California law, that our directors or officers shall not be personally liable to San West or our stockholders for damages for breach of such director’s or officer’s fiduciary duty.  The effect of this provision of our bylaws is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of San West) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as directors and officers.

The California corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of San West pursuant to the foregoing provisions, or otherwise, San West has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by San West of expenses incurred or paid by a director, officer or controlling person of San West in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, San West will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.

Recent Sales of Unregistered Securities.

Sale of Regulation D Share by Human BioSystems.

In February 2006, we issued an aggregate of 200,000 shares of common stock to a consultant in consideration for services provided for the coordination of investor relations services in Europe.

In March 2006, we issued a 6-3/4 percent Convertible Debenture and a Warrant to purchase an aggregate of 3,000,000 shares of common stock to an investor in consideration for a cash payment of $30,000 and a cash advance of $35,000.  The issuances were canceled in May 2006.

In the first quarter of 2006, we issued an aggregate of 277,600 shares of common stock to an investor in consideration for public relations services.  The issuances were canceled in May 2006.

In the second quarter of 2006, we issued an aggregate of 568,548 shares of common stock to investors in consideration for public relations services.

In the second quarter of 2006, we issued an aggregate of 8,237 shares of common stock to an investor in consideration for accounting and financial services.

In August 2006, we issued 63,043 shares of common stock to an investor in consideration for an agreement to cancel a debt in the amount of $7,250.

Also in August 2006, we issued 842,857 shares of common stock to investors in consideration for cash in the amount of $125,000 to fund our operations.

In the third quarter of 2006, we issued an aggregate of 3,536,656 shares of common stock to investors in consideration for public relations services.  We also issued 11,363 shares of common stock in exchange for accounting and financial services during the third quarter.

In September 2006, pursuant to the Asset Purchase Agreement with EXL, we issued 3,450,000 shares of common stock, placed in escrow pending certain events throughout the development of three ethanol facilities.

In November 2006, we issued 500,000 shares of common stock to a lender in connection with a lending transaction.

In the fourth quarter of 2006, we issued an aggregate of 9,800 shares of restricted common stock, valued at $1,200, in satisfaction of accounts payable.

In the fourth quarter of 2006, we entered into agreements with various consultants for investor relations and investor awareness services in the United States and Europe.  We paid for such services with 460,000 shares of free trading common stock and 500,000 shares of restricted common stock, valued at $116,500.

In the first quarter of 2007, we issued an aggregate of 96,300 shares of common stock to an investor in consideration for public relations services.

In February 2007, we issued an aggregate of 1,000,000 shares of common stock, valued at $110,000 for services related to finalizing a project for HBS Bio.

Also in February 2007, we issued 9,600 shares of common stock valued at $1,200 in satisfaction of certain accounts payable.

In March 2007, we issued 50,000 shares of common stock to an investor in consideration for cash in the amount of $5,400.

In April 2007, we issued an aggregate of 100,000 shares of common stock and warrants to purchase an aggregate of 900,000 shares of common stock, valued at $30,000, to a lender as loan fees.

In April 2007, we issued an aggregate of 50,000 shares of common stock, valued at $4,000, and warrants to purchase an aggregate of 50,000 shares of common stock, also valued at $4,000, for services related to a project for HBS Bio.

In May 2007, we issued an aggregate of 250,000 shares of common stock, valued at $25,000, to a lender as loan fees.

In June 2007, we issued an aggregate of 200,000 shares of common stock, valued at $10,000, to a director in consideration for certain services.

In June 2007, we issued 50,000 shares of common stock to an investor in consideration for cash in the amount of $2,300.

In June 2007, we issued warrants to purchase an aggregate of 91,700 shares of common stock, valued at an aggregate of $9,100, in satisfaction of certain accounts payable.

In the second quarter of 2007, we issued an aggregate of 31,200 shares of common stock valued at an aggregate of $3,100 in satisfaction of certain accounts payable.

In the second quarter of 2007, we issued an aggregate of 64,100 shares of restricted common stock and an aggregate of 64,000 shares of free-trading common stock, valued at an aggregate of $11,900, for certain services related to public relations.

In July 2007, we issued an aggregate of 4,300 shares of common stock, valued at $300, to one individual in satisfaction of accounts payable.

In August 2007, we issued 444,400 shares of common stock to an investor in consideration for cash in the amount of $20,000.

In August 2007, we issued an aggregate of 68,900 shares of common stock, valued at $3,400, to two recipients in satisfaction of accounts payable.

In September 2007, we issued an aggregate of 9,300 shares of common stock, valued at $500, to one individual in satisfaction of certain accounts payable.

In the third quarter of 2007, we issued an aggregate of 44,800 shares of restricted common stock and an aggregate of 44,800 shares of free-trading common stock, valued at an aggregate of $5,500, for certain services related to public relations.

In February 2008, we issued 600,000 shares of restricted common stock and 100,000 shares of free trading common stock valued at $14,000 for services related to public relations.

In March 2008, we issued 1,400,000 shares of restricted common stock valued at $14,000 for services related to public relations.

In April 2008, we issued 2,500,000 shares of restricted common stock, valued at $31,000, in satisfaction of accrued interest payable.

In May 2008, we issued 3,000,000 shares of restricted common stock valued at $39,000 per our joint venture agreement for the renewable energy segment of our former business.

In May 2008, we issued 250,000 shares of restricted common stock valued at $3,300 for professional services.

In May 2008, we issued 264,300 shares of restricted common stock in satisfaction of accounts payable, valued at $3,400.

In June 2008, we issued 12,000,000 shares of restricted common stock valued at $120,000 for professional services.

In June 2008, we issued 150,000 shares of restricted common stock valued at $120,000 for professional services.

In July 2008, we issued 6,900 shares of restricted common stock for $5,000 in cash.

In July 2008, we issued 2,300 shares of restricted common stock in satisfaction of accounts payable, valued at $1,800.

In August 2008, we issued 400 shares of restricted common stock in satisfaction of accounts payable, valued at $300.

In September 2008, we issued 500 shares of restricted common stock in satisfaction of accounts payable, valued at $400

In September 2008, we issued 12,500 shares of restricted common stock valued at $5,000 for  legal services.

In February 2009, we issued 17,800 shares of restricted common stock to Dutchess Private Equities Fund, Ltd. pursuant to the Conversion Notice provision of the Note of November 2006 with Dutchess Private Equities, Ltd., valued at $2,700.

In March 2009, we issued 9,260 shares of restricted common stock in satisfaction of accounts payable, valued at $1,800.

In March 2009, we issued 500 shares of stock to existing shareholders due to the rounding up of fractional shares which resulted from the 1 for 80 reverse split.

In April 2009, we issued 520,000 shares of restricted common stock in exchange for $26,000.

In May 2009, we issued 3,975 shares of restricted common stock in exchange for $900 of accounts payable.

During 2008, we issued 8,739,394 shares of commons stock for proceeds of $276,418.  Of the stock issued in 2008, a total of 7,664,430 shares were issued as part of the private placement memorandum.

In June 2009, after allowing for our five for one forward split on November 2, 2009, we issued shares as a result of the merger between San West, Inc and Human BioSystems.

On July 1, 2009, we issued 4,250,000 shares of common stock in exchange for a $34,000 reduction of our convertible note payable to Dutchess.

On July 10, 2009, we issued 2,500,000 shares of common stock to in exchange for a $20,000 reduction of our convertible note payable to Dutchess.

On July 20, 2009, we issued 7,000,000 shares of restricted common stock in exchange for $50,000 from an investor.

In connection with a private placement, from July 1, 2009 through September 30, 2009, San West received $125,000 from thirteen separate investors in exchange for 8,055,540 shares of restricted common stock.

From September 16, 2009 through September 30, 2009, we issued 7,250,000 shares of common stock in exchange for a $177,500 reduction of our convertible note payable to Dutchess.  From October 1, 2009 through November 24, 2009, San West received $371,000 from 14 separate investors in exchange for 5,299,995 shares of restricted common stock.

From November 25, 2009 through December 31, 2009, San West received $67,500 from 3 separate investors in exchange for 964,286 shares of restricted common stock. As of December 31, 2009 the related common stock was not issued.

On December 9, 2009, San West issued 1,950,000 shares of common stock in exchange for a $136,500 reduction of our convertible note payable to Dutchess.

All funds received from the sale of our shares were used for working capital purposes.

All shares bear a legend restricting their disposition.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act.  Each investor took his securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of our shares.  Our securities were sold only to an accredited investor, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

Each purchaser was provided with access to our filings with the SEC, including the following:

•

Our annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the purchaser in writing, a copy of our most recent Form 10-K under the Exchange Act.

•

The information contained in an annual report on Form 10-K under the Exchange Act.

•

The information contained in any reports or documents required to be filed by San West under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•

A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in San West’ affairs that are not disclosed in the documents furnished.

Sale of Regulation S Shares by Human BioSystems.

In 2008, we entered into a Regulation S offering, pursuant to the Securities Act, for common shares sold outside of the United States to non-United States persons, as defined in Regulation S.  In the first half of 2008, we sold to non-U.S. Persons 15,971,055 restricted shares of our common stock worth $588,200at the trading price.  The net amount we received from the sale of our shares was $234,000.  The sales of our Regulation S shares were as follows:

•

In the first quarter of 2008, we issued 1,000,000 shares of Regulation S common stock in Europe, valued at $10,000, for services related to public relations.

•

In the first quarter of 2008, we issued 783,300 shares of restricted common stock and 850,000 shares of Regulation S common stock for $3,000 in cash, net of offering costs totaling $45,600.

•

In the second quarter of 2008, we issued 13,949,000 shares of Regulation S common stock in Europe for $231,000 in cash (net of offering costs totaling $298,600).

•

In the second quarter of 2008, we issued 174,400 shares of Regulation S common stock in Europe for $231,000 in cash, net of offering costs totaling $253,000.

•

In the third quarter of 2008, we issued 50,800 shares of Regulation S common stock in Europe for ($12,200) in cash, net of offering costs totaling $83,200.  Some of the offering costs incurred in the second quarter were paid in the third quarter, resulting in a negative receipt of net cash for this quarter.

•

In the fourth quarter of 2008, we issued 7,000 shares of Regulation S common stock in Europe for ($3,700) in cash, net of offering costs totaling $9,600.  Some of the offering costs incurred in the second quarter were paid in the third and fourth quarters, resulting in a negative receipt of net cash for those quarters.

Regulation S Compliance

•

Each offer or sale was made in an offshore transaction;

•

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

•

Offering restrictions were, and are, implemented;

•

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

•

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

•

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act;

•

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act; and

•

We are required, either by contract or a provision in our bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Item 16.

Exhibits and Financial Schedules.

Exhibit No.	Identification of Exhibit
2.1**

Plan and Agreement of Triangular Merger between Human BioSystems, Human BioSystems Acquisition Company, and San West, Inc. dated April 7, 2009, filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.

3.1**

Amended and Restated Articles of Incorporation of Human BioSystems filed with the Secretary of State of California on June 14, 2007, filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.

3.2**	Bylaws of Human BioSystems adopted February 26, 1998, filed as Exhibit 2.2 to Form 10SB12G on December 8, 1999.
3.3**

Articles of Incorporation of Human BioSystems Acquisition Company filed with the Secretary of State of Nevada on June 3, 2009, as described in the Plan and Agreement of Triangular Merger between Human BioSystems, Human BioSystems Acquisition Company, and San West, Inc. dated April 7, 2009, filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.

3.4**

Bylaws of Human BioSystems Acquisition Company adopted on June 3, 2009, as described in the Plan and Agreement of Triangular Merger between Human BioSystems, Human BioSystems Acquisition Company, and San West, Inc. dated April 7, 2009, filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.

3.5**	Articles of Incorporation of San West, Inc. filed with the Secretary of State of Nevada on July 17, 2001, filed as Exhibit 3.5 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
3.6**	Bylaws of San West, Inc., filed as Exhibit 3.6 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
3.7**	Articles of Merger filed with the Secretary of State of Nevada effective June 5, 2009, filed as Exhibit 3.7 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
5.1*	Opinion of Counsel.
10.1**	Charter of the Audit Committee of San West, Inc., filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.2**	Code of Business Conduct of San West, Inc., filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.3**	Code of Ethics for Senior Executive Officers and Senior Financial Officers of San West, Inc., filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.4**	Charter of the Compensation Committee of San West, Inc., filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.5**	Corporate Governance Principles of the Board of Directors of San West, Inc., filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.6**	Charter of the Executive Committee of the Board of Directors of San West, Inc., filed as Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.7**	Charter of the Finance Committee of San West, Inc., filed as Exhibit 10.7 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.8**	Charter of the Governance and Nominating Committee of San West, Inc., filed as Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.9**	Reporting Financial Integrity Concerns, filed as Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.10**	Form of Subscription Agreement executed by the San West Stockholders, filed as Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
10.11**	Investment Agreement dated January 6, 2009 between Human BioSystems and Dutchess Private Equity Fund, Ltd., filed as Exhibit 10.21 to the registrant’s Form S-1 filed on January 13, 2009.

10.12**	Registration Rights Agreement dated January 6, 2009 between Human BioSystems and Dutchess Private Equity Fund, Ltd., filed as Exhibit 10.22 to the registrant’s Form S-1 filed on January 13, 2009.
10.13**	Amendment to the Promissory Note dated May 15, 2007 between Human BioSystems and Dutchess Private Equity Fund, Ltd., filed as Exhibit 10.23 to the registrant’s Form S-1 filed on January 13, 2009.
10.14**	Amendment to the Promissory Note dated May 15, 2007 between Human BioSystems and Dutchess Private Equity Fund, Ltd. filed as Exhibit 10.24 to the registrant’s Form S-1 filed on January 13, 2009.
10.15**

Investment Agreement dated as of December 18, 2009 by and between San West, Inc., a California corporation, and Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on December 21, 2009.

10.16**

Registration Rights Agreement dated as of December 18, 2009, by and between San West, Inc., a California corporation, and Dutchess Opportunity Fund, II, LP, a Delaware Limited Partnership, filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on December 21, 2009.

11.0***	Statement Regarding Computation of Per Share Earnings.
21.0**	Subsidiaries of the registrant, filed as Exhibit 21.1 to the registrant’s Current Report on Form 8-K filed on June 9, 2009.
23.1*	Consent of Counsel (Contained within Exhibit 5.1).
23.2*	Consent of Independent Certified Public Accountants.

____________

*

Filed herewith.

**

Previously filed.

***

Incorporated by reference from the material contained in the registration statement.

Item 17.

Undertakings.

(a)

The undersigned Registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

Each prospectus filed pursuant to Rule 424(b) of Regulation C as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A of Regulation C, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntington Beach, California, on June 10, 2010.

SAN WEST, INC.

By  /s/ Frank J. Drechsler

    Frank J. Drechsler, Chief Executive Officer

By  /s/ Frank J. Drechsler

    Frank J. Drechsler, Principal Financial Officer, and Principal Accounting Officer

As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE
/s/ Frank J. Drechsler Frank J. Drechsler	Chief Executive Officer, Chairman of the Board, Principal Financial Officer, Principal Accounting Officer,and Secretary	June 10, 2010

/s/ Richard Gonzales Richard Gonzales	Director	June 10, 2010